                                                                   EXHIBIT 4.10



                               INDENTURE OF TRUST

                                    Between

                              CLARK COUNTY, NEVADA

                                      and

                         HARRIS TRUST AND SAVINGS BANK,
                                   as Trustee

                                 ______________

                          Dated as of December 1, 1993

                                 ______________

                                  Authorizing

                                  $75,000,000

                              Clark County, Nevada
                      Industrial Development Revenue Bonds
                          (Southwest Gas Corporation)
                                 1993 Series A

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
          Parties   . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Granting Clause   . . . . . . . . . . . . . . . . . . . . . .   2

                                      ARTICLE I

                                     DEFINITIONS

          Section 1.01.  Definitions  . . . . . . . . . . . . . . . . .   3
          Section 1.02.  Number and Gender  . . . . . . . . . . . . . .  11
          Section 1.03.  Articles, Sections, Etc  . . . . . . . . . . .  11
          Section 1.04.  Content of Certificates and Opinions . . . . .  11

                                      ARTICLE II

                                      THE BONDS

          Section 2.01.  Authorization of Bonds; Terms of Bonds . . . .  12
          Section 2.02.  Execution of Bonds . . . . . . . . . . . . . .  13
          Section 2.03.  Transfer and Exchange of Bonds;
                         Book Entry System  . . . . . . . . . . . . . .  14
          Section 2.04.  Bond Register  . . . . . . . . . . . . . . . .  16
          Section 2.05.  Temporary Bonds  . . . . . . . . . . . . . . .  16
          Section 2.06.  Bonds Mutilated, Lost, Destroyed or Stolen . .  17

                                     ARTICLE III

                                  ISSUANCE OF BONDS

          Section 3.01.  Authentication and Delivery of Bonds . . . . .  17
          Section 3.02.  Application of Proceeds of Bonds . . . . . . .  18
          Section 3.03.  Construction Fund  . . . . . . . . . . . . . .  18
          Section 3.04.  Costs of Issuance Fund . . . . . . . . . . . .  19

                                      ARTICLE IV

                                 REDEMPTION OF BONDS

          Section 4.01.  Redemption of Bonds  . . . . . . . . . . . . .  20
          Section 4.02.  Selection of Bonds for Redemption  . . . . . .  23
          Section 4.03.  Notice of Redemption . . . . . . . . . . . . .  23
          Section 4.04.  Partial Redemption of Registered Bonds . . . .  24
          Section 4.05.  Effect of Redemption . . . . . . . . . . . . .  24

                                      ARTICLE V

                                       REVENUES

          Section 5.01.  Pledge and Assignment of Revenues  . . . . . .  25
          Section 5.02.  Bonds Not General Obligations  . . . . . . . .  25
          Section 5.03.  Bond Fund  . . . . . . . . . . . . . . . . . .  25

                                                                       Page
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          Section 5.04.  Trustee Authorized to Take Actions
                         Under the Agreement  . . . . . . . . . . . . .  26
          Section 5.05.  Investment of Moneys . . . . . . . . . . . . .  26
          Section 5.06.  Assignment to Trustee; Enforcement
                         of Obligations . . . . . . . . . . . . . . . .  26
          Section 5.07.  Repayment to Company . . . . . . . . . . . . .  27
          Section 5.08.  Rebate Fund  . . . . . . . . . . . . . . . . .  27

                                      ARTICLE VI

                               COVENANTS OF THE ISSUER

          Section 6.01.  Payment of Principal and Interest  . . . . . .  27
          Section 6.02.  Extension or Funding of Claims for Interest  .  28
          Section 6.03.  Paying Agents  . . . . . . . . . . . . . . . .  28
          Section 6.04.  Preservation of Revenues . . . . . . . . . . .  28
          Section 6.05.  Compliance with Indenture  . . . . . . . . . .  28
          Section 6.06.  Other Liens  . . . . . . . . . . . . . . . . .  28
          Section 6.07.  Further Assurances . . . . . . . . . . . . . .  29

                                     ARTICLE VII

                                       DEFAULT

          Section 7.01.  Events of Default; Acceleration;
                         Waiver of Default  . . . . . . . . . . . . . .  29
          Section 7.02.  Institution of Legal Proceedings by Trustee  .  31
          Section 7.03.  Application of Moneys Collected by Trustee . .  31
          Section 7.04.  Effect of Delay or Omission to Pursue Remedy .  32
          Section 7.05.  Remedies Cumulative  . . . . . . . . . . . . .  32
          Section 7.06.  Covenant to Pay Bonds in Event of Default  . .  32
          Section 7.07.  Trustee Appointed Agent for Bondholders  . . .  32
          Section 7.08.  Power of Trustee to Control Proceedings  . . .  33
          Section 7.09.  Limitation on Bondholders' Right to Sue  . . .  33
          Section 7.10.  Limitation of Liability to Revenues  . . . . .  34

                                     ARTICLE VIII

                                     THE TRUSTEE

          Section 8.01.  Duties, Immunities and Liabilities
                         of Trustee . . . . . . . . . . . . . . . . . .  34
          Section 8.02.  Right of Trustee to Rely upon Documents, Etc .  36
          Section 8.03.  Trustee Not Responsible for Recitals . . . . .  36
          Section 8.04.  Right of Trustee to Acquire Bonds  . . . . . .  37
          Section 8.05.  Moneys Received by Trustee to Be Held
                         in Trust . . . . . . . . . . . . . . . . . . .  37
          Section 8.06.  Compensation and Indemnification of Trustee  .  37
          Section 8.07.  Qualifications of Trustee  . . . . . . . . . .  38
          Section 8.08.  Resignation and Removal of Trustee
                         and Appointment of Successor Trustee . . . . .  38

                                                                       Page
                                                                       ----
          Section 8.09.  Acceptance of Trust by Successor Trustee . . .  39
          Section 8.10.  Merger or Consolidation of Trustee . . . . . .  40
          Section 8.11.  Accounting Records and Reports . . . . . . . .  40
          Section 8.12.  Registrars . . . . . . . . . . . . . . . . . .  40
          Section 8.13.  Appointment of Separate or Co-Trustee  . . . .  41
          Section 8.14.  Notices to the Issuer  . . . . . . . . . . . .  42
          Section 8.15.  Special Bondholder Requests  . . . . . . . . .  43

                                      ARTICLE IX

                         MODIFICATION OF INDENTURE, DOCUMENTS

          Section 9.01.  Modification without Consent of Bondholders  .  43
          Section 9.02.  Modification with Consent of Bondholders . . .  45
          Section 9.03.  Effect of Supplemental Indenture . . . . . . .  46
          Section 9.04.  Required and Permitted Opinions of Counsel . .  46
          Section 9.05.  Notation of Modification on Bonds;
                         Preparation of New Bonds . . . . . . . . . . .  46

                                      ARTICLE X

                                      DEFEASANCE

          Section 10.01.  Discharge of Indenture  . . . . . . . . . . .  47
          Section 10.02.  Discharge of Liability on Bonds . . . . . . .  48
          Section 10.03.  Payment of Bonds after Discharge
                          of Indenture  . . . . . . . . . . . . . . . .  48
          Section 10.04.  Deposit of Money or Securities with Trustee .  49

                                      ARTICLE XI

                                    MISCELLANEOUS

          Section 11.01.  Successors of the Issuer  . . . . . . . . . .  50
          Section 11.02.  Limitation of Rights to Parties
                          and Bondholders . . . . . . . . . . . . . . .  50
          Section 11.03.  Waiver of Notice  . . . . . . . . . . . . . .  50
          Section 11.04.  Destruction of Bonds  . . . . . . . . . . . .  50
          Section 11.05.  Separability of Invalid Provisions  . . . . .  50
          Section 11.06.  Governing Law . . . . . . . . . . . . . . . .  50
          Section 11.07.  Notices . . . . . . . . . . . . . . . . . . .  51
          Section 11.08.  Evidence of Rights of Bondholders . . . . . .  51
          Section 11.09.  Waiver of Personal Liability  . . . . . . . .  52
          Section 11.10.  Publication of Notices  . . . . . . . . . . .  53
          Section 11.11.  Execution in Several Counterparts . . . . . .  53
          Section 11.12.  Business Days . . . . . . . . . . . . . . . .  53

          Exhibit A Form of Bond

                 THIS INDENTURE OF TRUST, made and entered into as of December 1, 1993, by and between CLARK COUNTY, NEVADA, a political subdivision of the State of Nevada (herein called the "Issuer"), and HARRIS TRUST AND SAVINGS BANK, a banking corporation organized and existing under the laws of the State of Illinois with corporate trust offices in Chicago, Illinois, and being qualified to accept and administer the trusts hereby created (herein called the "Trustee"),

                              W I T N E S S E T H:

                 WHEREAS, the Issuer is authorized and empowered under the County Economic Development Revenue Bond Law, Sections 244A.669 to 244A.763, inclusive, of the Nevada Revised Statutes, as amended (the "Act"), to issue bonds in accordance with the Act and to use the proceeds thereof for financing all or part of the cost of acquiring, constructing, improving or equipping any project, consisting of any land, building, structure, facility, system, fixture, improvement, appurtenance, machinery, equipment or any combination thereof or interest therein used by any natural person, partnership, firm, company, corporation, association, trust, estate, political subdivision, state agency or any other legal entity, or its legal representative, agent or assigns in connection with the furnishing of energy including gas;

                 WHEREAS, the Issuer proposes to issue and sell $75,000,000 aggregate principal amount of Clark County, Nevada Industrial Development Revenue Bonds (Southwest Gas Corporation) 1993 Series A (the "Bonds") upon the terms and conditions set forth herein, for the purpose of financing the costs of the acquisition, construction, improvement and equipping of certain additional real and personal properties, facilities, machinery and equipment (the "Project") described in Exhibit A to the Financing Agreement, of even date herewith (the "Financing Agreement"), between the Issuer and Southwest Gas Corporation, a California corporation qualified to do business in the State of Nevada (the "Company");

                 WHEREAS, the Issuer, after due investigation and deliberation, has adopted a resolution approving the issuance of the Bonds to finance the acquisition and construction of the Project, which Project constitutes a "project" as defined in the Act;

                 WHEREAS, the Issuer has duly entered into the Financing Agreement with the Company specifying the terms and conditions of the financing of the Project by the Company, the lending of the proceeds of the Bonds to the Company for such purposes and the repayment by the Company of such loan;

                 WHEREAS, in order to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal thereof and of the interest and premium, if any, thereon, the Issuer has authorized the execution and delivery of this Indenture;

                 WHEREAS, the Bonds issued under this Indenture will be secured by a pledge and assignment to the Trustee of the Financing Agreement and by certain other security in accordance with the terms of this Indenture; and

                 WHEREAS, all acts and proceedings required by law necessary to make the Bonds when executed by the Issuer, authenticated and delivered by the Trustee and duly issued, the legal, valid and binding special, limited obligations of the Issuer, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken; and the execution and delivery of this Indenture have been in all respects duly authorized;

                 NOW, THEREFORE, for and in consideration of these premises and the mutual covenants herein contained, of the acceptance by the Trustee of the trusts hereby created, of the purchase and acceptance of the Bonds by the holders (as hereinafter defined) thereof and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, in order to secure the payment of the principal of and premium, if any, and interest on the Bonds at any time Outstanding (as hereinafter defined) under this Indenture according to their tenor and effect, and the performance and observance by the Issuer of all the covenants and conditions expressed or implied herein and contained in the Bonds, the Issuer does hereby grant, bargain, sell, convey, mortgage, pledge, assign, create and grant a security interest in and confirm unto the Trustee, its successors in trust and their assigns forever, the Trust Estate (as hereinafter defined);

                 TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned or agreed or intended so to be, to the Trustee, its successors in trust and their assigns forever;

                 IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all holders of the Bonds issued under and secured by this Indenture without preference, priority or distinction as to lien of any Bonds over any other Bonds;

                 PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Trust Estate shall have ceased, terminated and become void in accordance with Article X hereof, and the principal of and premium, if any, and interest on the Bonds shall have been paid to the holders thereof, or funds sufficient for such payment shall have been provided in accordance with Article X hereof, then and in that case these presents and the estate and rights hereby granted shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge this Indenture and execute and deliver to the Issuer and the Company such instruments in writing as shall be requisite to evidence the discharge hereof; otherwise this Indenture to be and remain in full force and effect.

                 THIS INDENTURE OF TRUST FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and the Trust Estate and the other estate and rights hereby granted are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective holders, from time to time, of the Bonds, as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.01. Definitions. Unless the context otherwise requires, the terms defined in this Section 1.01 shall, for all purposes of this Indenture, any Supplemental Indenture and any certificate, opinion or other writing executed or delivered pursuant hereto or thereto, have the meanings herein specified, as follows:

                 "Act" shall mean the County Economic Development Revenue Bond Law, Sections 244A.669 to 244A.763, inclusive, of the Nevada Revised Statutes, as amended.

                 "Act of Bankruptcy" of the Company shall mean any of the following: (a) the commencement by the Company of a voluntary case under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws, or (b) the filing of a petition with a court having jurisdiction over the Company to commence an involuntary case against the Company under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws which has not been discharged after a period of sixty (60) days, or (c) the Company shall admit in writing its inability to pay its debts generally as they become due, or (d) a receiver, trustee or liquidator of the Company shall be appointed in any proceeding brought against the Company, or (e) assignment by the Company for the benefit of its creditors, or (f) the entry by the Company into an agreement of composition with its creditors.

                 "Agreement" or "Financing Agreement" shall mean the Financing Agreement, of even date herewith, between the Issuer and the Company, as originally executed or as it may from time to time be supplemented or amended.

                 "Authorized Company Representative" shall mean any person who at the time and from time to time may be designated, by written certificate furnished by the Company to the Issuer and the Trustee, as the person authorized to act on behalf of the Company. Such certificate shall contain the specimen signature of such person, shall be signed on behalf of the Company by any one of its President and Chief Executive Officer, Senior Vice President and Chief Financial Officer or Treasurer and shall designate an alternate or alternates.

 "Authorized Denomination" shall mean $5,000 or any integral multiple thereof.

                 "Big Bear Lake Project" shall mean the facilities financed with proceeds of the City of Big Bear Lake Industrial Development Revenue Bonds (Southwest Gas Corporation Project) 1993 Series A, issued by the City of Big Bear Lake, California for the benefit of the Company.

                 "Bond Counsel" shall mean any attorney at law or firm of attorneys, of nationally recognized standing in matters pertaining to the federal tax exemption of interest on bonds issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States, but shall not include counsel for the Company.

                 "Bond Fund" shall mean the fund established pursuant to
Section 5.03 hereof.

                 "Bondholder" or "holder" shall mean the registered owner of any Bond.

                 "Bond Purchase Agreement" shall mean the Bond Purchase Agreement, dated December 1, 1993, by and among the Issuer, the Company and Smith Barney Shearson Inc., Lehman Brothers Inc. and Grigsby Brandford & Co., Inc.

                 "Bonds" shall mean the Clark County, Nevada Industrial Development Revenue Bonds (Southwest Gas Corporation) 1993 Series A authorized and issued under this Indenture in an aggregate principal amount of $75,000,000, the proceeds of which shall be used by the Issuer to make the loan under the Agreement.

                 "Business Day" shall mean a day on which banks located in the city in which the Principal Office of the Trustee is located are not required or authorized to remain closed and on which The New York Stock Exchange is not closed, and, in the case of any action to be taken by the Company, which is not a legal holiday in Las Vegas, Nevada.

                 "Certificate of the Issuer" shall mean a certificate signed by the Chairman of the Board of County Commissioners of the Issuer or by an officer of the Issuer designated by a certificate signed by said Chairman. If and to the extent required by the provisions of Section 1.04, each Certificate of the Issuer shall include the statements provided for in Section 1.04.

                 "Certified Resolution" shall mean a copy of a resolution of the Issuer certified by the County Clerk of the Issuer to have been duly adopted by the Issuer and to be in full force and effect on the date of such certification.

                 "Code" shall mean the Internal Revenue Code of 1986.

                 "Company" shall mean (i) Southwest Gas Corporation, a corporation organized under the laws of the State of California, and its successors and assigns, and (ii) any surviving, resulting or transferee corporation as provided in Section 5.2 of the Agreement.

                 "Completion Date" shall mean the date of completion of the Project as that date shall be certified as provided in Section 3.4 of the Agreement.

                 "Construction Fund" shall mean the fund established pursuant to Section 3.03 hereof.

                 "Construction Period" shall mean the period during which interest for any portion of the Project may be capitalized for federal income tax purposes.

                 "Costs of Issuance" shall mean the initial or acceptance fee of the Trustee; the fees of the Trustee as such Trustee and as registrar and paying agent, incurred during the Construction Period, including, without limitation, the reasonable fees and expenses of its counsel; the Issuer's issuance fees; legal, underwriting, financial consulting, engineering consulting, accounting and rating agency fees and expenses and printing and engraving costs incurred in connection with the authorization, sale and issuance of the Bonds, the execution of this Indenture and the preparation of all other documents in connection therewith; all fees, costs and expenses incurred with respect to the preparation of this Indenture, the Financing Agreement, the Bonds, and all other documents in connection therewith, and all other expenses which are "costs of issuance" within the meaning of Section 147(g) of the Code.

                 "Costs of Issuance Fund" shall mean the fund established pursuant to Section 3.04 hereof.

                 "Cost of the Project" shall mean all costs related to the acquisition, construction, reconstruction, repair, alteration, improvement, equipment and extension of the Project for which disbursement may be made from the Construction Fund pursuant to Section 3.3 of the Financing Agreement.

                 "Determination of Taxability" shall mean (i) a determination that the interest payable on any Bond is not Tax-exempt to the owner thereof (other than an owner of any Bond who is a "substantial user" of the Project or the Big Bear Lake Project or a "related person" within the meaning of Section 147(a) of the Code) by a final administrative determination of the Internal Revenue Service or judicial decision of a court of competent jurisdiction in a proceeding of which the Company received notice and was afforded an opportunity to participate to the full extent permitted by law or (ii) a letter from Bond Counsel delivered to the Company to the effect that, as a result of an event occurring or to occur or action taken or to be taken by the Issuer after the Issue Date, such counsel would be unable to opine that interest on the Bonds would be excluded from gross income for federal income tax purposes if the Bonds remained Outstanding following the occurrence of such event or the taking of such action; provided, however, that a Determination of Taxability shall not result from any change after the Issue Date in any applicable law governing the treatment of interest on the Bonds for determination of federal income tax liabilities. The Determination of Taxability shall be deemed to occur as of the date specified in the foregoing determination, decision or letter. A determination or decision under clause (i) above will not be considered final for purposes of the preceding sentence unless (A) the holder or holders of the Bonds involved in the proceeding in which the issue is raised (I) shall have given the Company and the Trustee prompt notice of the commencement thereof and (II) shall have offered the Company the opportunity to control the proceeding, to the extent that the Company is permitted by law to do so; provided the Company agrees to pay all expenses in connection therewith and to indemnify such holder or holders against all liability for such expenses (except that any such holder may engage separate counsel, and the Company shall not be liable for the fees or expenses of such counsel); and (B) such proceeding shall not be subject to a further right of appeal or shall not have been timely appealed.

                 "Event of Default" as used herein shall have the meaning specified in Section 7.01 hereof, and as used in the Agreement shall have the meaning specified in Section 6.1 thereof.

                 "Indenture" shall mean this Indenture of Trust, as originally executed or as it may from time to time be supplemented, modified or amended by any Supplemental Indenture entered into pursuant to the provisions hereof.

                 "Information Services" shall mean Financial Information, Inc.'s "Daily Bond Service," 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302, Attention: Editor; Kenney Information Services' "Called Bond Service," 65 Broadway, 16th Floor, New York, New York 10006; Moody's "Municipal and Government," 99 Church Street, 8th Floor, New York, New York 10007,
Attention: Municipal News Reports; Municipal Securities Rulemaking Board, CDI Pilot, 1640 King Street, Suite 300, Alexandria, Virginia 22314; and Standard and Poor's "Called Bond Record," 25 Broadway, 3rd Floor, New York, New York 10004; or, in accordance with then current guidelines of the Securities and

Exchange Commission, to such other addresses and/or such other services providing information with respect to called bonds, or no such services, as the Issuer may designate in a Certificate of the Issuer delivered to the Trustee.

                 "Interest Payment Date" shall mean June 1 and December 1 of each year, commencing June 1, 1994, until and including the date of maturity of the Bonds.

                 "Investment Securities" shall mean any of the following: (1) Permitted Investments; (2) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following: Federal Home Loan Bank Board, Federal Farm Credit Bank, Government National Mortgage Association, Farmer's Home Administration, or Federal Home Loan Mortgage Corporation; (3) obligations of any state or local government the interest on which is exempt from federal income taxation for which a nationally recognized rating service is maintaining a rating within the top two ratings of such rating service; (4) repurchase agreements with reputable financial institutions fully secured by collateral security actually delivered to the Trustee described in clauses (1) or (2) of this definition continuously having a market value at least equal to 102% of the amount so invested; (5) bankers' acceptances issued by a bank (including the Trustee and its affiliates) rated Aa or better by Moody's or rated AA or better by S&P and eligible for purchase by the Federal Reserve Bank; (6) interest-bearing demand or time deposits (including certificates of deposit) in banks (including the Trustee and its affiliates) and savings and loan associations, provided such deposits are (a) secured at all times, in the manner and to the extent provided by law, by collateral security (described in clauses (1) or (2) of this definition) having a market value of no less than 102% of the amount of moneys so invested or (b) fully insured by Federal deposit insurance; (7) investment in or shares of any "regulated investment company" within the meaning of Section 851(a) of the Code, the assets of which are securities or investments described in clauses (1) through (6) above; and
(8) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which have been assigned the rating of at least A-1 by S&P and at least P-1 by Moody's at the time of such investment; or other obligations of corporations which have been assigned the rating of at least AA by S&P and at least Aa by Moody's at the time of such investment.

                 "Issue Date" means December 15, 1993.

                 "Issuer" shall mean Clark County, Nevada, the issuer of the Bonds hereunder.

                 "Moody's" shall mean Moody's Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of the Company.

                 "Notice by Mail" or "notice" of any action or condition "by Mail" shall mean a written notice meeting the requirements of this Indenture mailed by first-class mail to the holders of specified registered Bonds, at the addresses shown on the registration books maintained pursuant to Section 2.04 hereof as of a date not more than five (5) Business Days before such notice is given, or to such other persons as may be specified hereunder; provided, however, that if, because of the temporary or permanent suspension of delivery of first-class mail or for any other reason, it is impossible or impracticable to give such notice by first-class mail, the Notice by Mail shall mean such giving of notice in lieu thereof, which may be made by publication, as shall be made with the approval of the Trustee (or if there be no trustee hereunder, the Issuer).

                 "Opinion of Counsel" shall mean a written opinion of counsel (who may not be counsel for the Company) acceptable to the Issuer, the Trustee and the Company. If and to the extent required by the provisions of Section 1.04, each Opinion of Counsel shall include the statements provided for in
Section 1.04.

                 "Outstanding," when used as of any particular time with reference to Bonds, shall, subject to the provisions of Section 11.08(d), mean all Bonds theretofore authenticated and delivered by the Trustee under this Indenture except:

                 (a) Bonds theretofore cancelled by the Trustee or surrendered to the Trustee for cancellation;

                 (b) Bonds in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Trustee pursuant to the terms of Section 2.06; and

                 (c) Bonds with respect to which the liability of the Issuer and the Company have been discharged to the extent provided in, and pursuant to the requirements of, Section 10.02.

                 "Permitted Investments" shall mean (i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America); (ii) obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America; (iii) money market funds registered under the Investment Company Act of 1940, as amended, whose shares are registered under the Securities Act of 1933, as amended, which invest only in securities of the type described in clause (i) or
(ii) of this
definition and having a rating by S&P of AAAm-G, AAAm, or AAm and by Moody's of Aaa or P-1; or (iv) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations described in clause (i) or (ii) of this definition which are held by a custodian in safekeeping on behalf of the holders of such certificates or receipts.

                 "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

                 "Principal Office" of the Trustee shall mean the principal corporate trust office of the Trustee initially located at the address set forth in Section 11.07 hereof, or at such other address as may be designated pursuant to said Section.

                 "Project" shall mean those facilities, including real property, structures, buildings, fixtures or equipment, described in Exhibit A to the Agreement, which facilities are to be financed, in whole or in part, from the proceeds of the sale of the Bonds, and any real property, structures, buildings, fixtures or equipment acquired in substitution for, as a renewal or replacement of, or a modification or improvement to, all or any part of the facilities described in said Exhibit A.

                 "Qualified Newspaper" shall include The Wall Street Journal and The Bond Buyer and any other newspaper or journal containing financial news, printed in the English language and customarily published on each business day, of general circulation in New York, New York, and selected by the Trustee, whose decision shall be final and conclusive.

                 "Rebate Amount" shall mean the amount directed by the Company to be remitted to the United States Government from time to time pursuant to the Tax Certificate.

                 "Rebate Fund" shall mean the fund established pursuant to
Section 5.08 hereof.

                 "Record Date" shall mean the close of business at the Principal Office of the Trustee on the fifteenth day of the calendar month preceding an Interest Payment Date.

                 "Repayment Installment" shall mean any amount that the Company is required to pay directly to the Trustee pursuant to Section 4.2(a) of the Agreement as a repayment of the loan made by the Issuer under the Agreement, which amount is determined in accordance with Section 4.2(a) thereof.

                 "Responsible Officer" of the Trustee shall mean and include the Chairman of the Board of Directors, the President, every Vice President and every Assistant Vice President.

                 "Revenues" shall mean all income derived by the Issuer or the Trustee with respect to the Bonds under the Agreement, and any income or revenue derived from the investment of any money in any fund or account established pursuant to this Indenture, including all Repayment Installments and any other payments made by the Company with respect to the Bonds pursuant to the Agreement; but such term shall not include payments to the Issuer or the Trustee pursuant to Sections 4.2(b), 4.2(c), 6.3, 8.2 and 8.3 of the Agreement and amounts on deposit in the Rebate Fund or payments made to the Trustee for deposit in the Rebate Fund.

                 "S&P" shall mean Standard & Poor's Corporation, a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of the Company.

                 "Securities Depositories" shall mean: The Depository Trust Company, 711 Stewart Avenue, Garden City, New York 11530, Fax-(516) 227-4039 or 4190; Midwest Securities Trust Company, Capital Structures-Call Notification, 440 South LaSalle Street, Chicago, Illinois 60605, Fax-(312) 663-2343; Philadelphia Depository Trust Company, Reorganization Division, 1900 Market Street, Philadelphia, Pennsylvania 19103, Attention: Bond Department, Fax-(215) 496-5058; or, in accordance with then-current guidelines of the Securities and Exchange Commission, to such other addresses and/or such other securities depositories, or no such depositories, as the Issuer may designate in a certificate of the Issuer delivered to the Trustee.

                 "Supplemental Indenture" or "indenture supplemental hereto" shall mean any indenture hereafter duly authorized and entered into between the Issuer and the Trustee in accordance with the provisions of this Indenture.

                 "Tax Certificate" shall mean the Tax Certificate and Agreement, dated the Issue Date, between the Issuer and the Company.

                 "Tax-exempt" shall mean, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is excluded from gross income for federal income tax purposes, whether or not such interest is includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax or environmental tax under the Code.

                 "Trust Estate" shall mean (i) the proceeds of the Bonds; (ii) all Revenues; (iii) all amounts (including money and securities) held in any funds or accounts hereunder, except the Rebate Fund; (iv) the Financing Agreement and the rights and privileges of the Issuer thereunder which are assigned to the

Trustee pursuant to Section 5.06 hereof; and (v) any other property rights, money, securities or other assets pledged or assigned by the Issuer to the Trustee pursuant hereto.

                 "Trustee" shall mean Harris Trust and Savings Bank, a banking corporation organized and existing under the laws of the State of Illinois, together with any successor trustee appointed as Trustee pursuant to Section 8.08.

                 "Written Consent of the Issuer," "Written Order of the Issuer," "Written Request of the Issuer" and "Written Requisition of the Issuer" shall mean, respectively, a written consent, order, request or requisition signed by or on behalf of the Issuer by the Chairman of the Board of County Commissioners of the Issuer or by an officer of the Issuer designated by a certificate signed by said Chairman.

                 Section 1.02. Number and Gender. The singular form of any word used herein, including the terms defined in Section 1.01, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

                 Section 1.03. Articles, Sections, Etc. All references herein to "Articles," "Sections" and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture as originally executed; and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof. The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Indenture.

                 Section 1.04. Content of Certificates and Opinions. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or the Agreement shall include (a) a statement that the person or persons making or giving such certificate or opinion have read such covenant or condition and the definitions herein relating thereto;
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of the signers, they have made or caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether, in the opinion of the signers, such condition or covenant has been complied with.

                 Any such certificate or opinion made or given by an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous. Any such certificate or opinion made or given by counsel may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the Issuer), upon the certificate or opinion of or representations by an officer of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.


                                   ARTICLE II

                                   THE BONDS

                 Section 2.01. Authorization of Bonds; Terms of Bonds. The Bonds to be issued under this Indenture are hereby authorized and such Bonds are designated as the "Clark County, Nevada Industrial Development Revenue Bonds (Southwest Gas Corporation) 1993 Series A", limited in aggregate principal amount to Seventy-Five Million Dollars ($75,000,000) exclusive of Bonds executed and authenticated as provided in Section 2.06. The Bonds shall be issued as fully registered Bonds, without coupons, in Authorized Denominations. The Bonds and the certificate of authentication to be endorsed thereon shall be in substantially the respective forms set forth in Exhibit A hereto with necessary or appropriate variations, omissions and insertions, as permitted or required by this Indenture.

                 Pursuant to recommendations promulgated by the Committee on Uniform Security Identification Procedures, "CUSIP" numbers may be printed on the Bonds. The Bonds may bear such endorsement or legend relating thereto as may be satisfactory to the Trustee and as may be required to conform to usage or law with respect thereto. The Bonds may be printed with a portion of the text printed on the reverse side of the Bonds and with a legend printed on the front referring to such text.

                 The Bonds shall be dated as of December 1, 1993, and shall mature on December 1, 2033, subject to prior redemption, upon the terms and conditions hereinafter set forth, and shall bear interest at the rate of 6.50% per annum, payable on each Interest Payment Date.

                 The Bonds shall be numbered consecutively from 1 upward. The Bonds shall bear interest from and including the Interest Payment Date next preceding the date of authentication and registration thereof, unless (i) they are authenticated and registered as of an Interest Payment Date, in which event they shall bear interest from and including the date of authentication and registration thereof, or (ii) they are registered and authenticated before the first Interest Payment Date, in which event they shall bear interest from and including their date; provided, however, that if, as shown by the records of the Trustee, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds, or, if no interest has been paid or duly provided for on the Bonds, from their date. The Bonds shall bear interest until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. Interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months.

                 Payment of the interest on any Bond shall be made to the person appearing on the bond registration books of the Trustee as the holder thereof on the Record Date, such interest to be paid by the Trustee to such holder by check or draft mailed on the Interest Payment Date, to such holder's address as it appears on the registration books of the Trustee or at such other address as has been furnished to the Trustee in writing by such holder, such check or draft (or accompanying notice) to reflect the appropriate CUSIP number and appropriate dollar amounts for each CUSIP number related to such interest payment; except, in each case, that if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the holders in whose name any such Bonds are registered at the close of business on the Business Day next preceding the date of payment of such defaulted interest. Notwithstanding the foregoing, the Trustee will, at the request of any registered owner of $1,000,000 or more in aggregate principal amount of Bonds, make payments of interest on such Bonds by wire transfer in immediately available funds to the account designated by such owner to the Trustee in writing at least two (2) Business Days before the Record Date for such payments, any such designation to remain in effect until withdrawn. Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Principal Office of the Trustee.

                 The Bonds shall be subject to redemption as provided in
Article IV.

                 Section 2.02. Execution of Bonds. The Bonds shall be signed in the name and on behalf of the Issuer with the manual or facsimile signature of the Chairman of the Board of County Commissioners of the Issuer and the manual or facsimile signature of the Treasurer of the Issuer, under the seal of the Issuer, attested by the manual or facsimile signature of the County Clerk of the Issuer. Such seal may be in the form of a facsimile of the Issuer's seal and may be imprinted or impressed upon the Bonds. The Bonds shall then be delivered to the Trustee for authentication by it. In case any officer who shall have signed any of the Bonds shall cease for any reason to be such officer before the Bonds so signed or attested shall have been authenticated or delivered by the Trustee or issued by the Issuer, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issuance, shall be as binding upon the Issuer as though those who signed and attested the same had continued to be such officers of the Issuer. Also, any Bond may be signed on behalf of the Issuer by such persons as on the actual date of the execution of such Bond shall be the proper officers although on the nominal date of such Bond any such person shall not have been such officer.

                 Only such of the Bonds as shall bear thereon a certificate of authentication in the form recited in Exhibit A hereto, manually executed by the Trustee, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Trustee shall be conclusive evidence that the Bonds so authenticated have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

                 Section 2.03. Transfer and Exchange of Bonds; Book Entry System. The Bonds shall be initially issued in the form of a separate single fully registered Bond. Upon initial issuance, the ownership of such Bond shall be registered in the books maintained for the registration and transfer of Bonds by the Trustee pursuant to Section 2.04 hereof, in the name of Cede & Co., or any successor thereto ("Cede"), as nominee of The Depository Trust Company, New York, New York, and its successors and assigns ("DTC").

                 With respect to the Bonds registered in the name of Cede, as nominee of DTC, in the books maintained for the registration and transfer of Bonds by the Trustee, the Issuer and the Trustee shall have no responsibility or obligation to any broker-dealer, bank or other financial institution for which DTC holds Bonds from time to time as securities depositary (each such broker-dealer, bank or other financial institution being referred to herein as a "DTC Participant") or to any person on behalf of whom such a DTC Participant holds an interest in Bonds registered in the name of Cede. Without limiting the immediately preceding sentence, the Issuer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede or any DTC Participant with respect to any ownership interest in the Bonds, (ii) the delivery to any DTC Participant or any other person, other than a registered owner of a Bond as shown in the books maintained for the registration and transfer of Bonds by the Trustee, of any notice with respect to the Bonds, including any notice of redemption or mandatory purchase, or
(iii) the payment to any DTC Participant or any other person, other than a registered owner of a Bond as shown in the books maintained by the Trustee for the registration and transfer of Bonds, of any amount with respect to principal of, premium, if any, or interest on the Bonds. The Issuer and the Trustee may treat and consider the person in whose name a Bond is registered in the books maintained for the registration and transfer of

Bonds by the Trustee as the holder and absolute owner of such Bond for the purpose of payment of principal of, premium, if any, and interest on such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever. The Trustee shall pay all principal of, premium, if any, and interest on the Bonds, only to or upon the order of the respective registered owners of the Bonds, as of each Record Date, as shown in the books maintained for the registration and transfer of Bonds by the Trustee, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to payment of principal of, premium, if any, and interest on the Bonds to the extent of the sum or sums so paid. No person other than a registered owner of a Bond, as of each Record Date, as shown in the books maintained for the registration and transfer of Bonds by the Trustee, shall receive a Bond certificate evidencing the obligation of the Issuer to make payments of principal of, premium, if any, and interest on any Bond. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede, and subject to the provisions in Section 2.01 hereof with respect to the payment of interest to the registered owners of Bonds at the close of business on the Record Date next preceding the applicable Interest Payment Date, the name "Cede" in this Indenture shall refer to such new nominee of DTC.

                 The Issuer and the Trustee shall be entitled to treat the person in whose name any Bond is registered as the Bondholder thereof for all purposes of this Indenture and any applicable laws, notwithstanding any notice to the contrary received by the Trustee or the Issuer; and the Issuer and the Trustee shall have no responsibility for transmitting payments to, communicating with, notifying or otherwise dealing with any beneficial owners of the Bonds. Neither the Issuer nor the Trustee will have any responsibility or obligations, legal or otherwise, to the beneficial owners or to any other party including DTC or its successor (or substitute depository or its successor), except for the holder of any Bond.

                 So long as all outstanding Bonds are registered in the name of "Cede & Co." or its registered assign, the Issuer and the Trustee shall cooperate with "Cede & Co.", as sole registered Bondholder, and its registered assigns in effecting payment of the principal of, redemption premium, if any, and interest on the Bonds by arranging for payment in such manner that funds for such payments are properly identified and are made immediately available on the date they are due.

                 In the event that (i) the Company determines to discontinue the services of DTC, or (ii) the agreement among the Issuer, the Trustee and DTC evidenced by any such representation letter shall be terminated for any reason, the Issuer shall notify DTC and DTC Participants of the availability through DTC of Bond certificates and the Bonds shall no longer be restricted to being registered in the books maintained for the registration and transfer of Bonds by the Trustee in the name of Cede, as nominee of DTC. At that time the Company may determine that the Bonds shall be registered in the name of and deposited with such other depository operating a universal book-entry system, as may be reasonably acceptable to the Issuer, or such depository's agent or designee, and if the Company does not select such alternate universal book-entry system, then the Bonds may be registered in whatever name or names registered owners of Bonds transferring or exchanging Bonds shall designate.

                 Any Bond may, in accordance with the terms of this Indenture, be transferred, upon the books of the Trustee required to be kept pursuant to the provisions of Section 2.04, by the person in whose name it is registered, in person or by his duly authorized attorney, upon surrender of such Bond for cancellation, accompanied by a written instrument of transfer in a form approved by the Trustee, duly executed. Whenever any Bond shall be surrendered for transfer, the Issuer shall execute and the Trustee shall authenticate and deliver a new Bond or Bonds of like tenor, in an Authorized Denomination, for the same aggregate principal amount. No transfers of Bonds shall be required to be made (a) during the period commencing seven (7) Business Days preceding the giving of any notice of redemption and ending on the date such notice is given, or (b) after any Record Date and prior to the related Interest Payment Date.

                 Bonds may be exchanged at the Principal Office of the Trustee for a like aggregate principal amount of Bonds of Authorized Denominations of like tenor. The Trustee shall require the payment by the Bondholder requesting such exchange of any tax or other governmental charge required to be paid with respect to such exchange, and there shall be no other charge to any Bondholders for any such exchange. No exchange of Bonds shall be required to be made (a) during the period commencing seven (7) Business Days preceding the giving of any notice of redemption and ending on the date such notice is given, or (b) after any Record Date and prior to the related Interest Payment Date.

                 Section 2.04. Bond Register. The Trustee will keep or cause to be kept at its Principal Office sufficient books for the registration and transfer of the Bonds, which shall at all times during the Trustee's normal business hours be open to inspection by the Issuer and the Company; and, upon presentation for such purpose, the Trustee shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred, on said books, Bonds as hereinbefore provided.

                 Section 2.05. Temporary Bonds. The Bonds may be issued initially in temporary form exchangeable for definitive Bonds when ready for delivery. Both the temporary Bonds and the definitive Bonds may be printed, lithographed or typewritten. The temporary Bonds shall be in Authorized Denominations and may contain such reference to any of the provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Issuer and be authenticated and registered by the Trustee upon the same conditions and in substantially the same manner as the definitive Bonds. If the Issuer issues temporary Bonds, it will execute and furnish definitive Bonds without delay, and thereupon the temporary Bonds may be surrendered, for cancellation, in exchange therefor at the Principal Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive Bonds of Authorized Denominations of like tenor. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds authenticated and delivered hereunder.

                 Section 2.06. Bonds Mutilated, Lost, Destroyed or Stolen. If any Bond shall become mutilated, the Issuer, at the expense of the holder of said Bond, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in an Authorized Denomination, in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of the Bond so mutilated. Every mutilated Bond so surrendered to the Trustee shall be cancelled by it and delivered to, or upon the order of, the Issuer. If any Bond issued hereunder shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Issuer, the Company and the Trustee, and if such evidence be satisfactory to them and indemnity satisfactory to them shall be given, the Issuer, at the expense of the holder, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor, in an Authorized Denomination, in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond the Trustee may pay the same without surrender thereof). The Issuer may require payment of a reasonable fee for each new Bond issued under this Section and payment of the expenses which may be incurred by the Issuer and the Trustee. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Issuer whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.


                                  ARTICLE III

                               ISSUANCE OF BONDS

                 Section 3.01.  Authentication and Delivery of Bonds.
Forthwith upon the execution and delivery of this Indenture, upon the execution of the Bonds by the Issuer and delivery thereof to the Trustee, as hereinabove provided, and without any further action on the part of the Issuer, the Trustee shall authenticate the Bonds in an aggregate principal amount not exceeding Seventy-Five Million Dollars ($75,000,000) and shall deliver the Bonds to or upon the Written Order of the Issuer.

                 Section 3.02. Application of Proceeds of Bonds. The proceeds received by the Issuer from the sale of the Bonds shall be deposited with the Trustee, who shall forthwith set aside such proceeds as follows:

                 (a) $189,583.33 of the proceeds of the sale of the Bonds, representing the amount received upon delivery of such Bonds as accrued interest, shall be deposited in the Bond Fund established pursuant to Section
5.03 hereof;

                 (b) $1,490,625 of the proceeds of the sale of the Bonds shall be deposited in the Costs of Issuance Fund established pursuant to Section 3.04 hereof; and

                 (c) the balance of the proceeds of the sale of the Bonds shall be deposited in the Construction Fund established pursuant to Section 3.03 hereof.

                 Section 3.03. Construction Fund. There is hereby created and established with the Trustee a trust fund in the name of the Issuer to be designated "Clark County, Nevada Industrial Development Revenue Bonds (Southwest Gas Corporation) 1993 Series A Construction Fund." The moneys in the Construction Fund shall be held by the Trustee in trust and applied to the payment of the Cost of the Project. Such moneys may be transferred to the account of the Bond Fund and used for the payment of interest becoming due and payable on the Bonds during the Construction Period, and shall be so used if and to the extent that the Trustee is so directed by a requisition conforming with the requirements of this Section and Section 3.3 of the Agreement.

                 Before each payment is made from the Construction Fund by the Trustee, there shall be filed with the Trustee a requisition conforming with the requirements of this Section and Section 3.3 of the Agreement, stating with respect to each payment to be made:

                          (1)     the requisition number;

                          (2) the name and address of the person to whom payment is due;

                          (3) the purpose for which such payment is to be made;

                          (4)     the amount to be paid;

                          (5) that each obligation mentioned therein has been properly incurred and is a proper charge against the Construction Fund;

                          (6) that none of the items for which payment is requested has been previously reimbursed from the Construction Fund; and

                          (7) that each item for which payment is requested is or was necessary in connection with the acquisition, construction, installation or financing of the Project.

                 Each such requisition shall be sufficient evidence to the Trustee of the facts stated therein. Upon receipt of each such requisition, the Trustee shall pay the amount set forth therein as directed by the terms thereof.

                 The Construction Fund shall be closed upon the earlier of:
(a) the disbursement of all moneys held therein or (b) the receipt by the Trustee of a certificate conforming with the requirements of Section 3.4 of the Agreement. In the event that the Trustee shall receive a certificate described in clause (b) of the immediately proceeding sentence, and after payment of costs payable from the Construction Fund or provision satisfactory to the Trustee having been made for payment of such costs not yet due as provided in such certificate, the Trustee shall transfer any remaining balance in the Construction Fund into a separate account within the Bond Fund, which the Trustee shall establish and hold in trust, and which shall be entitled the "Surplus Account." There shall also be deposited into the Surplus Account amounts received from the Company pursuant to Section 3.4 of the Agreement for the purpose of redeeming Bonds in the next largest principal amount divisible by Authorized Denominations. The moneys in the Surplus Account shall be used and applied (unless some other application of such moneys is requested by the Company and would not, in the opinion of Bond Counsel, cause interest on the Bonds to become no longer Tax-exempt) to the redemption of Bonds, to the maximum degree permissible, and at the earliest possible date at which such Bonds can be redeemed without payment of premium pursuant to this Indenture. Notwithstanding Section 5.04, the moneys in the Surplus Account shall be invested at the written direction of the Company in Permitted Investments having a non-variable yield no higher than the yield on the Bonds (unless in the opinion of Bond Counsel investment at a variable or higher non-variable yield would not cause interest on the Bonds to become no longer Tax-exempt), and all such investment income shall be deposited in the Surplus Account and expended or reinvested as provided above.

                 In the event of redemption of all the Bonds pursuant to
Section 4.01 hereof or an Event of Default which causes acceleration of the Bonds, any moneys then remaining in the Construction Fund shall be transferred to the Bond Fund and used to pay the principal of the Bonds.

                 Section 3.04. Costs of Issuance Fund. There is hereby created and established with the Trustee a trust fund in the name of the Issuer to be designated "Clark County, Nevada Industrial Development Revenue Bonds (Southwest Gas Corporation) 1993

Series A Costs of Issuance Fund." The moneys in the Costs of Issuance Fund shall be held by the Trustee in trust and applied to the payment of Costs of Issuance.

                 Before each payment is made from the Costs of Issuance Fund by the Trustee, there shall be filed with the Trustee a requisition of the Company signed by an Authorized Company Representative, stating with respect to each payment to be made:

                          (1)     the requisition number;

                          (2) the name and address of the person to whom payment is due;

                          (3) the purpose for which such payment is to be made;

                          (4)     the amount to be paid;

                          (5) that each obligation mentioned therein has been properly incurred and is a proper charge against the Costs of Issuance Fund;

                          (6) that none of the items for which payment is requested has been previously reimbursed from the Costs of Issuance Fund; and

                          (7) that each item for which payment is requested is or was necessary in connection with the issuance of the Bonds.

                 Any money remaining in the Costs of Issuance Fund six (6) months after the Issue Date shall be transferred to the Construction Fund.


                                   ARTICLE IV

                              REDEMPTION OF BONDS

                 Section 4.01. Redemption of Bonds. The Bonds are subject to redemption to the extent the Company is entitled or required to make and makes a prepayment pursuant to Article VII of the Agreement. The Trustee shall not call the Bonds for optional redemption, and the Trustee shall not give notice of any such redemption, unless the Company has so directed in accordance with the Agreement; provided that the Company may be required to make such payment under Section 7.3 of the Agreement and, in the circumstances described in
Section 7.5 of the Agreement, in the event of failure of the Company to give a notice of prepayment required by Section 7.5, such notice may be given by the Issuer, the Trustee or any holder or holders of ten percent (10%) or more in aggregate principal amount of Bonds Outstanding.

                 (a) Extraordinary Optional Redemption. (i) The Bonds shall be subject to redemption in whole at any time at the option of the Issuer at the direction of the Company at a redemption price equal to the principal amount thereof plus accrued interest, if any, to the redemption date upon receipt by the Trustee of a written notice from the Company stating that the Board of Directors of the Company has determined in good faith, by a resolution of the Board, that any of the following events has occurred within the preceding one hundred eighty (180) days and that it therefore intends to exercise its option to prepay the payments due under the Agreement in whole pursuant to Section 7.2 of the Agreement and thereby effect the redemption of Bonds in whole:

                 (A) Changes in economic availability of raw materials, operating supplies or facilities necessary to operate all or a substantial part of the Project or technological or other changes which make the continued operation of the Project or such substantial portion uneconomical, in the opinion of the Company (expressed in a certificate filed with the Issuer and the Trustee), shall have occurred and shall have resulted in a cessation of all or substantially all of its normal operations of the Project.

                 (B) Unreasonable burdens or excessive liabilities shall have been imposed upon the Issuer or the Company affecting all or a substantial part of the Project, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement.

                 (C) All or substantially all of the property of the Company shall be transferred or sold to any corporation other than an affiliate of the Company or the Company shall be consolidated with or merged into a corporation other than an affiliate of the Company in such manner that the Company is not the surviving corporation.

                     (ii) The Bonds shall be subject to redemption in whole or in part, on any date at the option of the Company, at a redemption price equal to 103% of the principal amount thereof, plus accrued interest, if any, to the redemption date, if the Company delivers to the Trustee, within one hundred eighty (180) days after the Company has made the determination referred to in clause (A), (B) or (C) below, a written notice to the effect that either

                 (A)      (I)     the Company has determined that some or all
         of the interest payable under the Agreement for any sixty (60) days (which need not be consecutive) within any consecutive twenty-four
         (24) month period is not or will not be deductible, in whole or in part, for federal income tax purposes by reason of Section 150(b) of the Code (or would not be deductible unless some or all of the Bonds are redeemed) due to a change in use of the Project or any portion thereof, and (II) the Company will not claim deductions for such interest on its federal income tax returns; or

                 (B)      (I)     the Company has determined that there is
         "substantial authority" (within the meaning of Section 6662(d)(2)(B)(i) of the Code) to support the position that Section 150(b) of the Code will not prevent interest payable under the Agreement for any sixty (60) days (which need not be consecutive) within any consecutive twenty-four (24) month period from being deductible, in whole or in part, for federal income tax purposes, and
         (II) the Company after reasonable effort has been unable to obtain an opinion of independent counsel that it is more likely than not that
         Section 150 of the Code will not prevent deductions for such interest expense; or

                 (C)      (I)     the Company has used its best efforts to
         dissuade the Issuer from taking any action that might adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes, and (II) the Issuer nevertheless has notified the Company that the Issuer proposes to take action which, in the Opinion of Counsel, might adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes.

In the case of (A) or (B) of this subsection (ii), the Company may only direct the Trustee to redeem such principal amount of Bonds as the Company determines is necessary to assure that the Company retains its right to all such deductions otherwise allowable or, if a partial redemption will not enable the Company to retain the right to deduct such interest, the Company may direct the Trustee to redeem all the Outstanding Bonds or any portion thereof.

                 (b) Optional Redemption. On and after December 1, 2003, the Bonds shall be subject to redemption in whole or in part on any date, at the option of the Issuer at the direction of the Company, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest, if any, to the redemption date:

           Redemption Dates                      Redemption
             (inclusive)                           Prices
             -----------                           ------
December 1, 2003, through November 30, 2004         102%
December 1, 2004, through November 30, 2005         101%
December 1, 2005 and thereafter                     100%

                 (c) Mandatory Redemption. Upon the occurrence of the following events, the Bonds shall be redeemed at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date:

                          (i) in whole or in part upon a Determination of Taxability; provided, however, that all Bonds shall be redeemed upon such event unless, in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of the Bonds Outstanding would have the result that interest payable on the Bonds remaining Outstanding after such redemption would be Tax-exempt to any holder of a Bond (other than a holder who is a "substantial user" of the Project or the Big Bear Lake Project or a "related person" within the meaning of Section 147(a) of the Code) and in such event the Bonds shall be redeemed (in Authorized Denominations) in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish that result upon compliance with the provisions of the Financing Agreement and this Indenture; or

                     (ii) in part on any date after the Completion Date to the extent of amounts on deposit in the Surplus Account after the Completion Date.

After the receipt by the Trustee of notice from the Company of the foregoing redemption pursuant to Section 7.5 of the Agreement, the Trustee shall give notice of such redemption as provided in Section 4.03 hereof. Upon the giving of such notice, the Bonds shall become due and payable on such redemption date at the redemption price equal to the principal amount thereof, plus accrued interest to the redemption date.

                 For purposes of Section 4.01(c)(i), "holders" or "owners" shall be deemed to include beneficial owners as described in Section 2.03.

                 Section 4.02. Selection of Bonds for Redemption. If less than all of the Bonds are called for redemption, the Trustee shall select the Bonds or any given portion thereof to be redeemed, from the Outstanding Bonds or such given portion thereof not previously called for redemption, by lot or in another manner which the Trustee deems to be fair. The Trustee shall promptly notify the Issuer in writing of the numbers of the Bonds or portions thereof so selected for redemption.

                 Section 4.03. Notice of Redemption. Notice of redemption shall be given by the Trustee for and on behalf of the Issuer, by Mail, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to (i) the Issuer, (ii) the holder of each Bond to be redeemed in whole or in part, (iii) the Securities Depositories and (iv) two or more Information Services. Each notice of redemption shall state the date of such notice, the complete name of the issue, including series designation, of the Bonds to be redeemed, the date of issue of the Bonds to be redeemed, the redemption date, the redemption price, the place or places of redemption (including the name and appropriate address or addresses of the Trustee), the CUSIP number of the Bonds, the source of the funds to be used for such redemption, the principal amount, the distinctive certificate numbers of the Bonds or portions thereof to be redeemed, the interest rate on the Bonds to be redeemed and the maturity date of the Bonds to be redeemed, and shall also state that the interest on the Bonds designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Bonds the principal amount thereof to be redeemed, interest accrued thereon to the redemption date and the premium, if any, thereon (such premium to be specified), and shall require that such Bonds be then surrendered at the address or addresses of the Trustee specified in the redemption notice.

                 If upon the expiration of thirty (30) days succeeding any redemption date, any Bonds so called for redemption shall not have been presented to the Trustee for payment, the Trustee shall no later that sixty
(60) days following such redemption date send Notice by Mail to the holder of each Bond not so presented.

                 Failure by the Trustee to give notice pursuant to this Section
4.03 to any one or more of the Information Services or Securities Depositories shall not affect the sufficiency of the proceedings for redemption. Failure by the Trustee to mail notice of redemption pursuant to this Section 4.03 to any one or more of the respective holders of any Bonds designated for redemption, or any defect therein, shall not affect the sufficiency of the proceedings for redemption with respect to any other Bond.

                 Section 4.04. Partial Redemption of Registered Bonds. Upon surrender of any Bond redeemed in part only, the Trustee shall provide a replacement Bond of like tenor in a principal amount equal to the portion of such Bond not redeemed, and deliver it to the registered owner thereof. The Bond so surrendered shall be cancelled by the Trustee as provided herein. The Issuer and the Trustee shall be fully released and discharged from all liability to the extent of payment of the redemption price for such partial redemption.

                 Section 4.05. Effect of Redemption. Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price being held by the Trustee, the Bonds so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price specified in such notice, interest on the Bonds so called for redemption shall cease to accrue, said Bonds shall cease to be entitled to any lien, benefit or security under this Indenture, and the holders of said Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof.

                 All Bonds fully redeemed pursuant to the provisions of this
Article IV shall be cancelled upon surrender thereof and may be destroyed by the Trustee, which shall, if requested in writing, thereupon deliver to the Issuer a certificate evidencing such destruction.

                                   ARTICLE V

                                    REVENUES

                 Section 5.01. Pledge and Assignment of Revenues. All of the Revenues are hereby irrevocably pledged and assigned to the Trustee for the punctual payment of the principal of, interest and premium, if any, on the Bonds, and such Revenues shall not be used for any other purpose while any Bonds remain Outstanding. Said pledge and assignment shall constitute a first and exclusive lien on such Revenues for the payment of the Bonds in accordance with the terms thereof. The Trustee hereby accepts such assignment.

                 All Revenues shall be held in trust for the benefit of the holders from time to time of the Bonds issued hereunder, but shall nevertheless be disbursed, allocated and applied solely for the uses and purposes hereinafter in this Article V set forth.

                 Section 5.02. Bonds Not General Obligations. The Bonds shall never constitute the debt or indebtedness of the Issuer or the State of Nevada (or any other political subdivision thereof) within the meaning of any provision or limitation of the constitution or statutes of the State of Nevada, and shall not constitute nor give rise to a pecuniary liability of, or a charge against the general credit or taxing powers of the Issuer or the State of Nevada (or any other political subdivision thereof). The Bonds and the premium, if any, and the interest thereon shall be special, limited obligations of the Issuer payable solely from the Revenues of the Issuer derived from the Agreement and the other moneys pledged therefor under this Indenture.

                 Section 5.03. Bond Fund. (a) There is hereby created and established with the Trustee a trust fund in the name of the Issuer to be designated "Clark County, Nevada Industrial Development Revenue Bonds (Southwest Gas Corporation) 1993 Series A Bond Fund." The Bond Fund, and all moneys and certificated securities therein, shall be kept in the possession of the Trustee.

                 (b) Upon the receipt thereof, the Trustee shall deposit all accrued interest paid upon the delivery of the Bonds and all Revenues (except as otherwise provided herein) in the Bond Fund, which the Trustee shall maintain and hold in trust, and which shall be disbursed and applied only as hereinafter authorized. Moneys in the Bond Fund shall be used solely for the payment of the principal of, premium, if any, and interest on the Bonds as the same shall become due and payable at maturity, upon redemption or otherwise; provided, however, that on the fifth day after each Interest Payment Date, any moneys remaining in the Bond Fund (except moneys held in the Surplus Account) on such date and not required to pay interest on or principal of the Bonds then due and payable shall be returned to the Company.

                 Section 5.04. Trustee Authorized to Take Actions Under the Agreement. The Issuer hereby authorizes and directs the Trustee, and the Trustee hereby agrees, to take such actions as the Trustee, in its sole and absolute discretion, deems necessary to enforce the Company's obligation under the Financing Agreement to make payments at the times and in the amounts required thereunder to make timely payment of principal of and interest on the Bonds to the extent Bond proceeds and other moneys in the Bond Fund are not available for such payment in accordance with the provision of Section 5.03 of this Indenture.

                 Section 5.05. Investment of Moneys. Subject to the limitations in Sections 3.03 and 5.08 hereof, any moneys in any of the funds and accounts to be established by the Trustee pursuant to this Indenture, shall be invested by the Trustee upon the written direction of the Company, if and to the extent then permitted by law, in Investment Securities. In the absence of such direction, the Trustee shall invest solely in units of a money market portfolio restricted to obligations issued by, or guaranteed by the full faith and credit of, the United States of America, or repurchase agreements collateralized by such obligations. Moneys in any fund or account shall be invested in Investment Securities with respect to which payments of principal and interest are scheduled or otherwise payable not later than the date on which it is estimated that such moneys will be required by the Trustee.

                 Any interest, profit or loss on such investments shall be credited or charged to the respective funds from which such investments are made. The Trustee may sell or present for redemption any obligations so purchased whenever it shall be necessary in order to provide moneys to meet any payment, and the Trustee shall not be liable or responsible for any loss resulting from such sale or redemption of such investment.

                 Section 5.06. Assignment to Trustee; Enforcement of Obligations. The Issuer hereby transfers, assigns and sets over to the Trustee any and all rights and privileges it has under the Agreement with respect to the Bonds issued hereunder, except the Issuer's right to receive payments under Sections 4.2(c), 6.3, 8.2 and 8.3 of the Agreement and the Issuer's right to consent to amendments of the Project under Section 3.1 of the Agreement, but including, without limitation, the right to collect and receive directly all of the Revenues and the right to hold and enforce any security interest; and any Revenues collected or received by the Issuer shall be deemed to be held, and to have been collected or received, by the Issuer as the agent of the Trustee, and shall forthwith be paid by the Issuer to the Trustee. The Trustee also shall be entitled to and shall take all steps, actions and proceedings reasonably necessary in its judgment (1) to enforce the terms, covenants and conditions of, and preserve and protect the priority of its interest in and under, the Agreement, and (2) to assure compliance with all covenants, agreements and conditions on the part of the Issuer contained in this Indenture with respect to the Revenues.

                 Section 5.07. Repayment to Company. When there are no longer any Bonds Outstanding and all fees, charges and expenses of the Trustee and any paying agents have been paid or provided for, and all expenses of the Issuer relating to the Project and this Indenture have been paid or provided for, and all other amounts payable hereunder, including without limitation the Rebate Amount, and under the Agreement have been paid, and this Indenture has been discharged and satisfied, the Trustee shall pay to the Company any amounts remaining in any fund established and held hereunder.

                 Section 5.08. Rebate Fund. The Trustee shall establish and maintain a fund separate from any other fund established and maintained hereunder designated as the "Clark County, Nevada Industrial Development Revenue Bonds (Southwest Gas Corporation) 1993 Series A Rebate Fund." Within the Rebate Fund, the Trustee shall maintain such accounts as it is instructed by the Company as shall be necessary in order to comply with the terms and requirements of the Tax Certificate. All money at any time deposited in the Rebate Fund shall be held by the Trustee in trust, to the extent required to satisfy the Rebate Amount (as defined in the Tax Certificate), for payment to the federal government of the United States of America, and none of the Issuer, the Trustee, the Company nor the holder of any Bonds shall have any rights in or claim to such money. All amounts deposited into or on deposit in the Rebate Fund shall be governed by this Section 5.08 and by the Tax Certificate (which is incorporated herein by reference).

                 The Trustee shall be deemed conclusively to have complied with such provisions if it follows the directions of the Company, including supplying all necessary information in the manner provided in the Tax Certificate, shall not be required to take any actions thereunder in the absence of written directions by the Company, and shall have no liability or responsibility to enforce compliance by the Company or the Issuer with the terms of the Tax Certificate.

                 Notwithstanding any other provision of this Indenture, including in particular Article X hereof, the obligation to remit the Rebate Amounts to the United States and to comply with all other requirements of this
Section 5.08 and the Tax Certificate shall survive the defeasance or payment in full of the Bonds.


                                   ARTICLE VI

                            COVENANTS OF THE ISSUER

                 Section 6.01. Payment of Principal and Interest. The Issuer shall punctually pay, but only out of Revenues as herein provided, the principal and the interest (and premium, if any) to become due in respect of every Bond issued hereunder at the times and places and in the manner provided herein and in the Bonds according to the true intent and meaning thereof. When and as paid in full, all Bonds, if any, shall be delivered to the Trustee, shall forthwith be cancelled and shall, at the instruction of the Company, thereafter be destroyed.

                 Section 6.02. Extension or Funding of Claims for Interest. The Issuer shall not, directly or indirectly, extend or assent to the extension of the time for the payment of any claim for interest on any of the Bonds, and shall not, directly or indirectly, be a party to or approve any such arrangement by purchasing or funding such claims or in any other manner. In case any such claim for interest shall be extended or funded, whether or not with the consent of the Issuer, such claim for interest so extended or funded shall not be entitled, in case of default hereunder, to the benefits of this Indenture, except subject to the prior payment in full of the principal of all of the Bonds then Outstanding and of all claims for interest which shall not have been so extended or funded.

                 Section 6.03. Paying Agents. The Issuer, with the written approval of the Trustee and the Company, may appoint and at all times have one or more paying agents (which shall meet the qualification of the Trustee set forth in Section 8.07 hereof) in such place or places as the Issuer may designate, for the payment of the principal of, and the interest (and premium, if any) on, the Bonds. All provisions of Article VIII which apply to the Trustee shall apply to any paying agent appointed hereunder. It shall be the duty of the Trustee to make such arrangements with any such paying agent as may be necessary to assure, to the extent of the moneys held by the Trustee for such payment, the prompt payment of the principal of and interest and premium, if any, on the Bonds presented at either place of payment. The paying agent initially appointed hereunder is the Trustee.

                 Section 6.04. Preservation of Revenues. The Issuer shall not waive any provision of the Agreement or take any action to interfere with or impair the pledge and assignment hereunder of Revenues, the assignment to the Trustee of rights under the Agreement or the Trustee's enforcement of any rights thereunder, without the prior written consent of the Trustee. The Trustee may give such written consent, and may itself take any such action or consent to an amendment or modification to the Agreement or to any other document, instrument or agreement relating to the security for the Bonds only in accordance with the provisions of Article IX hereof.

                 Section 6.05. Compliance with Indenture. The Issuer shall not issue, or permit to be issued, any Bonds secured or payable in any manner out of Revenues in any manner other than in accordance with the provisions of this Indenture, and shall not suffer or permit any default to occur under this Indenture, but shall faithfully observe and perform all the covenants, conditions and requirements hereof.

                 Section 6.06. Other Liens. So long as any Bonds are Outstanding, the Issuer shall not create or suffer to be created any pledge, lien or charge of any type whatsoever upon all or any part of the Trust Estate, other than the lien of this Indenture.

                 Section 6.07. Further Assurances. Whenever and so often as requested so to do by the Trustee, the Issuer shall promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things, as may be necessary or reasonably required in order to further and more fully vest in the Trustee and the Bondholders all of the rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon them by this Indenture and to perfect and maintain as perfected such rights, interests, powers, benefits, privileges and advantages.


                                  ARTICLE VII

                                    DEFAULT

                 Section 7.01. Events of Default; Acceleration; Waiver of Default. Each of the following events shall constitute an "Event of Default" hereunder:

                 (a) Failure to make payment of any installment of interest upon any Bond for a period of five (5) Business Days after such payment has become due and payable;

                 (b) Failure to make due and punctual payment of the principal of and premium, if any, on any Bond when the same shall have become due and payable, whether at the stated maturity thereof, or upon proceedings for redemption thereof or upon the maturity thereof by declaration;

                 (c) The occurrence of an "event of default" under the Agreement, as specified in Section 6.1 thereof; or

                 (d) Default by the Issuer in the performance or observance of any other of the covenants, agreements or conditions on its part in this Indenture or in the Bonds contained, and the continuance of such default for a period of ninety (90) days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Issuer and the Company by the Trustee, or to the Issuer, the Company and the Trustee by the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds at the time Outstanding.

                 No default specified in (d) above shall constitute an Event of Default unless the Issuer and the Company shall have failed to correct such default within the applicable period; provided, however, that if the default shall be such that it can be corrected, but cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Issuer or the Company within the applicable period and diligently pursued until the default is corrected. With regard to any alleged default concerning which notice is given to the Company under the provisions of this Section, the Issuer hereby grants the Company full authority for account of the Issuer to perform any covenant or obligation the non-performance of which is alleged in said notice to constitute a default in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts and with power of substitution.

                 Upon the occurrence and continuation of an Event of Default, the Trustee may, and upon the written request of the holders of not less than 25% in aggregate principal amount of Bonds then Outstanding shall, by notice in writing delivered to the Company and the Issuer, declare the principal of all Bonds then Outstanding and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable. Notwithstanding the foregoing, the Trustee shall not be required to take any action upon the occurrence and continuation of an Event of Default under clause (c) or (d) of the first paragraph of this Section
7.01 until a Responsible Officer of the Trustee has actual knowledge of such Event of Default. Upon any such declaration of acceleration, interest shall cease to accrue and the Trustee shall declare all indebtedness payable under
Section 4.2(a) of the Agreement to be immediately due and payable in accordance with Section 6.2 of the Agreement and may exercise and enforce such rights as exist under the Agreement.

                 The preceding paragraph, however, is subject to the condition that if, at any time after the principal of the Bonds shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, there shall have been deposited with the Trustee a sum sufficient to pay all the principal of the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, with interest on such overdue installments of principal as provided in the Agreement, and the reasonable expenses of the Trustee, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in every such case, the holders of a majority in aggregate principal amount of the Bonds then Outstanding, by written notice to the Issuer and to the Trustee, may, on behalf of the holders of all the Bonds, rescind and annul such declaration and its consequences and waive such default; provided that no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon.

                 Section 7.02.  Institution of Legal Proceedings by Trustee.
If one or more of the Events of Default specified in Section 7.01 shall happen and be continuing, the Trustee in its discretion may, and upon the written request of the holders of not less than twenty-five percent (25%) in principal amount of the Bonds then Outstanding and upon being indemnified to its satisfaction therefor shall, proceed to protect or enforce its rights or the rights of the holders of Bonds under the Act or under this Indenture, by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the Trustee shall deem most effectual in support of any of its rights or duties hereunder.

                 Section 7.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 7.02 shall be applied in the order following, at the date or dates fixed by the Trustee and, in the case of distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Bonds, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

         First: To the payment of costs and expenses of collection, just and reasonable compensation to the Trustee for its own services and for the services of counsel, agents and employees by it properly engaged and employed, and all other expenses and liabilities incurred, and for advances made pursuant to the provisions of this Indenture.

         Second: In case the principal of none of the Bonds shall have become due and remains unpaid, to the payment of interest in default, such payments to be made ratably and proportionately to the persons entitled thereto without discrimination or preference, except as specified in Section 6.02.

         Third: In case the principal of any of the Bonds shall have become due by declaration or otherwise and remains unpaid, first to the payment of principal of all Bonds then due and unpaid, then to the payment of interest in default, then to the payment of the premium thereon, if any, and then to the payment of interest on the overdue principal and interest at the rate then borne by the Bonds; in every instance such payment to be made ratably to the persons entitled thereto without discrimination or preference, except as specified in
         Section 6.02.

If such moneys are invested, they shall be invested only in Permitted Investments having a maturity of thirty (30) days or less.

                 Section 7.04. Effect of Delay or Omission to Pursue Remedy. No delay or omission of the Trustee or of any holder of Bonds to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein, and every power and remedy given by this Article VII to the Trustee or to the holders of Bonds may be exercised from time to time and as often as shall be deemed expedient. In case the Trustee shall have proceeded to enforce any right under this Indenture, and such proceedings shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the holders of the Bonds, severally and respectively, shall be restored to their former positions and rights hereunder with respect to the Trust Estate; and all remedies, rights and powers of the Issuer, the Trustee and the holders of the Bonds shall continue as though no such proceedings had been taken.

                 Section 7.05. Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or to any holder of the Bonds is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

                 Section 7.06. Covenant to Pay Bonds in Event of Default. The Issuer covenants that, upon the happening of any Event of Default, the Issuer will pay to the Trustee upon demand, but only out of Revenues, for the benefit of the holders of the Bonds, respectively, the whole amount then due and payable thereon (by declaration or otherwise) for interest or for principal and premium, or both, as the case may be, and all other sums which may be due hereunder or secured hereby, including reasonable compensation to the Trustee, its agents and counsel, and any expenses or liabilities incurred by the Trustee hereunder. In case the Issuer shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to institute proceedings at law or in equity in any court of competent jurisdiction to recover judgment for the whole amount due and unpaid, together with costs and reasonable attorneys' fees, subject, however, to the condition that such judgment, if any, shall be limited to, and payable solely out of, Revenues as herein provided and not otherwise. The Trustee shall be entitled to recover such judgment as aforesaid, either before or after or during the pendency of any proceedings for the enforcement of this Indenture, and the right of the Trustee to recover such judgment shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture.

                 Section 7.07. Trustee Appointed Agent for Bondholders. The Trustee is hereby appointed the agent and attorney of the holders of all Bonds Outstanding hereunder for the purpose of filing any claims relating to the Bonds.

                 Section 7.08. Power of Trustee to Control Proceedings. In the event that the Trustee, upon the happening of an Event of Default, shall have taken any action, by judicial proceedings or otherwise, pursuant to its duties hereunder, whether upon its own discretion or upon the request of the holders of not less than twenty-five percent (25%) in principal amount of the Bonds then Outstanding, it shall have full power, in the exercise of its discretion for the best interests of the holders of the Bonds, with respect to the continuance, discontinuance, withdrawal, compromise, settlement or other disposal of such action; provided, however, that the Trustee shall not, unless there no longer continues an Event of Default hereunder, discontinue, withdraw, compromise or settle, or otherwise dispose of any litigation pending at law or in equity, if at the time there has been filed with it a written request signed by the holders of a majority in principal amount of the Bonds Outstanding hereunder opposing such discontinuance, withdrawal, compromise, settlement or other disposal of such litigation.

                 Section 7.09. Limitation on Bondholders' Right to Sue. No holder of any Bond issued hereunder shall have the right to institute any suit, action or proceeding at law or in equity, for any remedy under or upon this Indenture, unless (a) such holder shall have previously given to the Trustee written notice of the occurrence of an Event of Default hereunder; (b) the holders of not less than twenty-five percent (25%) in aggregate principal amount of all the Bonds then Outstanding shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name; (c) said holders shall have tendered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and (d) the Trustee shall have refused or omitted to comply with such request for a period of thirty (30) days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

                 Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any holder of Bonds of any remedy hereunder; it being understood and intended that no one or more holders of Bonds shall have any right in any manner whatever by his or her or their action to enforce any right under this Indenture, except in the manner herein provided, and that all proceedings at law or in equity to enforce any provision of this Indenture shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of the Outstanding Bonds (subject to the provisions of Section 6.02).

                 The right of any holder of any Bond to receive payment of the principal of (and premium, if any) and interest on such

Bond out of Revenues, as herein and therein provided, on and after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, notwithstanding the foregoing provisions of this Section or Section 7.08 or any other provision of this Indenture.

                 Section 7.10. Limitation of Liability to Revenues. Notwithstanding anything in this Indenture contained, the Issuer shall not be required to advance any moneys derived from the proceeds of taxes collected by the Issuer or by any governmental body or political subdivision of the State of Nevada or from any source of income of any governmental body or political subdivision of the State of Nevada or the Issuer other than the Revenues, for any of the purposes in this Indenture mentioned, whether for the payment of the principal of or interest on the Bonds or for any other purpose of this Indenture. The Bonds are not general obligations of the Issuer, and are payable from and secured by the Revenues only.


                                  ARTICLE VIII

                                  THE TRUSTEE

                 Section 8.01. Duties, Immunities and Liabilities of Trustee. The Trustee shall, prior to an Event of Default, and after the curing of all Events of Default which may have occurred, perform such duties and only such duties as are specifically set forth in this Indenture. The Trustee shall, during the existence of any Event of Default (which has not been cured), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as prudent persons would exercise or use under the circumstances in the conduct of their own affairs. Notwithstanding any other provision of this Indenture, the Trustee shall perform all duties required of it hereunder.

                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action or its own negligent failure to act, except that:

                 (a) Prior to such an Event of Default hereunder and after the curing of all Events of Default which may have occurred,

                          (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture. The Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture;

                 (b) At all times, regardless of whether or not any Event of Default shall exist,

                          (1) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                          (2) the Trustee shall not be personally liable for any action taken, permitted or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or power conferred upon it by this Indenture unless it shall be proved that the Trustee was negligent.

                 (c) The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, agents or receivers, and shall be entitled to advice of counsel concerning all matters of trust and concerning its duties hereunder.

                 (d) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing to do so by the Company, any holder of Bonds or the Issuer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in connection with making such investigation shall be, in the sole opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to proceeding with such investigation. The reasonable expense of every such investigation shall be paid by the Company.

                 (e) Notwithstanding any other provision of this Indenture or the Agreement, the Trustee shall not be charged with knowledge of any Event of Default under clause (c) or (d) of Section 7.01 of this Indenture or any failure by the

         Company to comply with the obligations of the Company set forth in the Agreement unless a Responsible Officer of the Trustee obtains actual knowledge of such Event of Default or failure to comply, as the case may be, which may be in the form of written notice delivered to the Trustee pursuant to Section 11.07.

                 None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

                 Section 8.02.  Right of Trustee to Rely upon Documents, Etc.

                 (a) The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Bond, direction, demand or election or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) Any notice, request, direction, election, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Issuer by the Chairman of the Board of County Commissioners of the Issuer, and any resolution of the Issuer may be evidenced to the Trustee by a Certified Resolution;

                 (c) The Trustee may consult with counsel (who may be counsel for the Issuer or Bond Counsel) and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion or advice of such counsel;

                 (d) Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, as the case may be, be deemed to be conclusively proved and established by a Certificate of the Issuer; and such Certificate of the Issuer shall, in the absence of negligence or bad faith on the part of the Trustee, be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof; and

                 (e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                 Section 8.03. Trustee Not Responsible for Recitals. The recitals contained herein and in the Bonds shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same except for the Certificate of Authentication on the Bonds. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Issuer or the Company of any of the Bonds authenticated or delivered hereunder or of the proceeds of such Bonds.

                 Section 8.04. Right of Trustee to Acquire Bonds. The Trustee and its officers and directors may acquire and hold, or become the pledgee of, Bonds and otherwise deal with the Issuer in the manner and to the same extent and with like effect as though it were not Trustee hereunder.

                 Section 8.05. Moneys Received by Trustee to Be Held in Trust. Subject to the provisions of Section 10.03, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Any interest allowed on any such moneys shall be deposited in the fund to which such moneys are credited. Any moneys held by the Trustee may be deposited by it in its banking department and invested as provided herein.

                 Section 8.06. Compensation and Indemnification of Trustee. The Trustee shall be entitled to reasonable compensation for all services rendered by it in the execution of the trusts created and in the exercise and performance of any of the powers and duties hereunder of the Trustee which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Financing Agreement will require the Company to pay or reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property, other than cash, shall at any time be held by the Trustee subject to this Indenture, or any Supplemental Indenture, as security for the Bonds, the Trustee, if and to the extent authorized by a receivership, bankruptcy or other court of competent jurisdiction or by the instrument subjecting such property to the provisions of this Indenture as such security for the Bonds, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Financing Agreement will also require the Company to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability, expense or advance incurred or made without negligence or bad faith on the part of the Trustee arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. Notwithstanding the foregoing, the Trustee shall make timely payments of principal of and interest on the Bonds with moneys on deposit in the Bond Fund as provided herein, and shall accelerate the payment of principal on the Bonds when required by this Indenture. Subject to Section
7.03 hereof, the rights of the Trustee to compensation for its services and to payment or reimbursement for expenses, disbursements, liabilities and advances shall have priority over the Bonds in respect of all property and funds held or collected by the Trustee as such, and other funds held in trust by the Trustee for the benefit of the holders of particular Bonds.

                 Section 8.07. Qualifications of Trustee. There shall at all times be a trustee hereunder which shall be a bank, trust company or national association organized and doing business under the laws of the United States or of a state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000), and subject to supervision or examination by federal or state authority. If such corporations or banking associations publish reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purposes of this Section the combined capital and surplus of such corporations or banking associations shall be deemed to be their combined capital and surplus as set forth in their most recent reports of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

                 Section 8.08. Resignation and Removal of Trustee and Appointment of Successor Trustee. (a) The Trustee may at any time resign by giving written notice to the Issuer and by giving to the Bondholders Notice by Mail. Upon receiving such notice of resignation, the Issuer, with the advice and consent of the Company, shall promptly appoint a successor trustee by an instrument in writing. If no successor trustee shall have been so appointed and have accepted appointment within thirty days after the Trustee's giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee or any Bondholder who has been a bona fide holder of a Bond for at least six months may, on behalf of himself and others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, appoint a successor.

                 (b) In case at any time either of the following shall occur:

                          (1) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request therefor by the Issuer or by any Bondholder who has been a bona fide holder of a Bond for at least six months, or

                          (2) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Issuer shall remove the Trustee and, with the advice and consent of the Company, appoint a successor trustee by an instrument in writing; and if the Issuer fails to remove the Trustee and appoint a successor within sixty (60) days after an event described in clauses (1) or (2) above, any Bondholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, remove the Trustee and appoint a successor trustee.

                 (c) The Issuer, in the absence of an Event of Default, with the advice and consent of the Company, or the holders of a majority in aggregate principal amount of the Bonds at the time Outstanding may at any time remove the Trustee and appoint a successor trustee by an instrument or concurrent instruments in writing signed by the Issuer or such Bondholders, as the case may be.

                 (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09.

                 Section 8.09. Acceptance of Trust by Successor Trustee. Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor in the trusts hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the Written Request of the Issuer or the request of the successor trustee, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trusts herein expressed, all the rights, powers and trusts of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing necessary or desirable for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and duties. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure the amounts due it as compensation, reimbursement, expenses and indemnity afforded to it by Section 8.06.

                 No successor trustee shall accept appointment as provided in this Section 8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07.

                 Upon acceptance of appointment by a successor trustee as provided in this Section, the Issuer or such successor trustee shall give Bondholders notice of the succession of such trustee to the trusts hereunder in the manner prescribed in Section 8.08 for the giving of notice of resignation of the Trustee.

                 Section 8.10. Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or with which it may be consolidated, or any corporation or banking association resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such successor trustee shall be eligible under the provisions of Section 8.07.

                 Section 8.11. Accounting Records and Reports. The Trustee shall keep proper books of record and account in which complete and correct entries shall be made of all transactions relating to the receipt, investment, disbursement, allocation and application of the Revenues and the proceeds of the Bonds. Such records shall specify the account or fund to which each investment (or portion thereof) held by the Trustee is to be allocated and shall set forth, in the case of each Investment Security, (a) its purchase price, (b) identifying information, including par amount, interest rate, and maturity dates, (c) the amount received at maturity or its sale price, as the case may be, (d) the amounts and dates of any payments made with respect thereto, and (e) such documentation as is required to be retained by the Trustee as evidence to establish that the requirements of Article V of the Tax Certificate have been met. Such records shall be open to inspection by any holder, the Company or the Issuer at any reasonable time during normal business hours of the Trustee on reasonable notice.

                 Section 8.12. Registrars. The Issuer may appoint a registrar for the Bonds and hereby appoints, as initial registrar, the Trustee. Each registrar shall be a bank, trust company or national banking association which meets the qualifications of Section 8.07 hereof, willing and able to accept the office on reasonable and customary terms and authorized by law to perform all the duties imposed upon it hereby. Each registrar (other than the Trustee, as initial registrar) shall signify its acceptance of the duties and obligations imposed upon it hereby by executing and delivering to the Issuer and the Trustee a written acceptance thereof.

                 Section 8.13. Appointment of Separate or Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including, without limitation, the law of the State of Nevada) denying or restricting the rights of banking corporations or associations to transact business as trustees in such jurisdiction. It is recognized that in the event that the Trustee shall not be permitted to, by reason of litigation under this Indenture or the Agreement or the enforcement thereof on default, or in the event that the Trustee deems that by reason of any present or future laws of any jurisdiction, it may not, exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties or estates, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, the Trustee shall have the power to appoint an additional Person or Persons (which need not meet the eligibility requirements set forth in Section 8.07) as separate or co-trustee. The following provisions are adapted to those ends.

                 In the event that the Trustee appoints an additional Person as separate or co-trustee, each and every power, right, remedy, duty, obligation, property or estate expressed by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by, vested in, assumed by and conveyed to such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, or perform such duties and obligations, and only to the extent that the Trustee by the laws of any jurisdiction (including, without limitation, the State of Nevada) is incapable of exercising, assuming or being vested with or conveyed such powers, rights, remedies, duties, obligations, properties or estates, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by the Trustee or such separate or co-trustee, subject to all the provisions of this Indenture including every provision relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Any power, right, remedy, duty or obligation conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate or co-trustee jointly, except to the extent that under the law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) the Trustee shall be incompetent or incapable to perform such act or acts, in which event such powers, rights, remedies, duties and obligations shall be exercised and performed only by such separate or co-trustee. No power which pursuant to this Section 8.13 is exercisable by any such separate or co-trustee may be exercised except jointly with, or with the written consent of, the Trustee, and no appointment of, or action by, any separate or co-trustee shall relieve the Trustee of any of its obligations hereunder or otherwise affect the terms of this Indenture or the interests of the holders of the Bonds in the Trust Estate. The Trustee shall give written notice of the appointment of any separate or co- trustee to the Issuer and the Company, but shall not be required to give notice of such appointment to the Bondholders.

                 Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such powers, rights, remedies, duties, obligations, properties or estates hereunder, any and all such instruments in writing shall, on request, if such instruments impose no additional duties, responsibilities or liabilities on the Issuer or otherwise adversely affect the Issuer, be executed, acknowledged and delivered by the Issuer at the expense of the Company. Any notice, demand, request or other instrument or writing given to the Trustee shall be deemed to have been given to each of the separate and co-trustees as effectively as if given to each of them. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the powers, rights, remedies, duties, obligations and interests of such separate or co- trustee hereunder, so far as permitted by law, shall vest in and be executed by the Trustee. The Trustee shall be entitled to remove any separate or co-trustee appointed by the Trustee upon written notice to the Issuer, the Company and such separate or co-trustee. The Trustee shall immediately remove any separate or co-trustee appointed by it hereunder upon cessation of the conditions requiring such appointment.

                 Section 8.14. Notices to the Issuer. The Trustee shall provide the Issuer with the following:

                 (a) Upon any significant change that occurs which would adversely impact the Trustee's ability to perform its duties under the Indenture, a written disclosure of any such change, or if applicable, of any conflicts that the Trustee may have as a result of other business dealings between the Trustee and the Company; and if there are no such instances of a significant change, or of a conflict existing, then a statement to that effect shall be provided on or before each anniversary of the date of the Bonds while any of the Bonds are Outstanding; and

                 (b) If there is a failure to pay any amount of principal of, premium, if any, or interest on the Bonds when due; or if there is a failure of the Company to provide any notice, certification or report specified in Section 5.3 of the Agreement; or if there is an occurrence of any other Event of Default hereunder of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall provide written notice to the Issuer within five (5) Business Days of such occurrence and such notice shall include a statement setting forth the steps the Trustee is taking to remedy such failure or Event of Default, as applicable.

                 Section 8.15. Special Bondholder Requests. Upon receipt of a written request from a person or entity stating that such person or entity is the beneficial owner of Bonds, the Trustee shall send, to the address designated by such beneficial owner:

                 (i) at the time any notice is given to Bondholders pursuant to this Indenture, a copy of any such notice;

                (ii) upon reasonable request and payment by such beneficial owner of processing and mailing expenses, a report specifying (A) the amount of Bonds then Outstanding, (B) a redemption history with respect to the Bonds which shall include redemption dates and redemption prices with respect to all redemptions prior to the date of such report, and (C) the current status of insurance coverage with respect to the Project (to the extent the Company has provided information with respect thereto); and

               (iii) within fifteen (15) days after the occurrence of an Event of Default under clause (a) or (b) of the first paragraph of
         Section 7.01 or upon receipt by a Responsible Officer of the Trustee of actual knowledge of the occurrence of any other Event of Default, notice by Mail of any such Event of Default, unless such Event of Default is cured or waived prior to the giving of such notice.

                 Neither the Issuer nor the Trustee shall be liable for any failure by the Trustee to send any report or notice specified in this Section
8.15 to any beneficial owner, or any defect contained in any such report or notice, and any such failure or defect shall not affect the sufficiency of any proceedings under this Indenture.


                                   ARTICLE IX

                      MODIFICATION OF INDENTURE, DOCUMENTS

                 Section 9.01. Modification without Consent of Bondholders. The Issuer and the Trustee, without the consent of or notice to any Bondholders, from time to time and at any time, and subject to the conditions and restrictions contained in this Indenture, may enter into an indenture or indentures supplemental hereto, which indenture or indentures thereafter shall form a part hereof; and the Trustee, without the consent of or notice to any Bondholders, from time to time and at any time, may consent to an amendment or modification to the Financing Agreement or to any other document, instrument or agreement relating to the security for the Bonds; in each case for any one or more of the following purposes:

                 (a) to add to the covenants and agreements of the Issuer contained in this Indenture, or of the Company contained in the Financing Agreement, other covenants and agreements thereafter to be observed, or to assign or pledge additional security for the Bonds, or to surrender any right or power reserved to or conferred upon the Issuer herein or reserved to or conferred upon the Company in the Financing Agreement;

                 (b) to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing, correcting or supplementing any defective provision contained in this Indenture or in the Financing Agreement or such other document, instrument or agreement, or in regard to matters or questions arising under this Indenture or the Financing Agreement, as the Issuer may deem necessary or desirable and not inconsistent with this Indenture;

                 (c) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof or thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

                 (d) to provide for any additional procedures, covenants or agreements necessary to maintain the Tax-exempt status of interest on the Bonds;

                 (e) to provide for any modifications in the book-entry registration system for the Bonds, or to eliminate such system;

                 (f) to provide for the procedures required to permit any Bondholder to separate the right to receive interest on the Bonds from the right to receive principal thereof and to sell or dispose of such rights, as contemplated by Section 1286 of the Code;

                 (g) to provide for the appointment of a co-trustee or the succession of a new Trustee;

                 (h) to change Exhibit A to the Financing Agreement in accordance with the provisions thereof and of the Tax Certificate and the Engineering Certificate; and

                 (i) in connection with any other change which, in the judgment of the Trustee, will not adversely affect the security for the Bonds or the Tax-exempt status thereof or otherwise materially adversely affect the holders of the Bonds.

                 Notwithstanding the foregoing, the Trustee shall not enter into any such Supplemental Indenture during such time as no Event of Default shall have occurred and be continuing without first obtaining the written consent of the Company.

                 Section 9.02. Modification with Consent of Bondholders. With the consent of the holders of not less than sixty percent (60%) in aggregate principal amount of the then Outstanding Bonds, evidenced as provided in
Section 11.08, (i) the Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any Supplemental Indenture; or (ii) the Trustee may consent to any of the matters for which its consent is required pursuant to Section 6.04 hereof, including any amendment to or modification of the Financing Agreement or any other document relating to the security for the Bonds; provided, however, that no such amendment or modification will have the effect of extending the time for payment or reducing any amount due and payable by the Company pursuant to the Financing Agreement without the consent of all the holders of the Bonds; and that no such Supplemental Indenture shall (1) extend the fixed maturity of any Bond or reduce the rate of interest thereon or extend the time of payment of interest, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each Bond so affected, or (2) reduce the aforesaid percentage of holders of Bonds whose consent is required for the execution of such amendments to the Financing Agreement or other documents or such Supplemental Indentures, or extend the time of payment, or permit the creation of any lien on the Trust Estate prior to or on a parity with the lien of this Indenture, except as permitted herein, or permit the creation of any preference of any Bondholder over any other Bondholder or deprive the holders of the Bonds of the lien created by this Indenture upon the Trust Estate, without the consent of the holders of all the Bonds then Outstanding. Upon receipt by the Trustee of a Certified Resolution authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Bondholders, as aforesaid, the Trustee shall join with the Issuer in the execution of such Supplemental Indenture, unless (i) such Supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture; or (ii) such Supplemental Indenture affects the rights or obligations of the Company hereunder or under the Financing Agreement, in which case the Trustee shall enter into such Supplemental Indenture only if the Trustee has received the Company's written consent thereto.

                 It shall not be necessary for the consent of the Bondholders under this Section to approve the particular form of any proposed Supplemental Indenture or amendment to any document, but it shall be sufficient if such consent shall approve the substance thereof.

                 Promptly after the execution by the Issuer and the Trustee of any Supplemental Indenture, or the execution of any amendment of any other document, pursuant to the provisions of this Section, the Trustee shall mail a notice (which shall be supplied to the Trustee by and at the expense of the Company) setting forth in general terms the substance of such Supplemental Indenture or amendment, to each Bondholder at the address contained in the bond register maintained by the Trustee. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture or amendment.

                 Section 9.03. Effect of Supplemental Indenture. Upon the execution of any Supplemental Indenture pursuant to the provisions of this
Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee and all holders of Outstanding Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Indenture shall be part of the terms and conditions of this Indenture for any and all purposes.

                 Section 9.04. Required and Permitted Opinions of Counsel. No Supplemental Indenture, amendment to the Financing Agreement or other action otherwise permitted by the provisions of Sections 9.01 or 9.02 hereof shall be effective unless the Trustee shall have received an opinion of Bond Counsel to the effect that the provisions of such Supplemental Indenture or amendment or such other action will not adversely affect the Tax-exempt status of interest on the Bonds. Subject to the provisions of Section 8.01, the Trustee may receive an Opinion of Counsel as conclusive evidence that any Supplemental Indenture executed pursuant to the provisions of this Article IX complies with the requirements of this Article IX, that the appropriate consents have been obtained and that such Supplemental Indenture has been duly authorized by the Issuer.

                 Section 9.05. Notation of Modification on Bonds; Preparation of New Bonds. Bonds authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article IX may bear a notation, in form approved by the Trustee, as to any matter provided for in such Supplemental Indenture, and if such Supplemental Indenture shall so provide, new Bonds, so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such Supplemental Indenture, may be prepared by the Issuer, authenticated by the Trustee and delivered without cost to the holders of the Bonds then Outstanding, upon surrender for cancellation of such Bonds in equal aggregate principal amounts.


                                   ARTICLE X

                                   DEFEASANCE

                 Section 10.01. Discharge of Indenture. If the entire indebtedness on all Bonds Outstanding shall be paid and discharged in any one or more of the following ways:

                 (a) by the payment of the principal of (including redemption premium, if any) and interest on Bonds Outstanding, as and when the same become due and payable; or

                 (b) by the delivery to the Trustee, for cancellation by it, of all Bonds Outstanding;

and if all other sums payable hereunder by the Issuer shall be paid and discharged, then thereupon this Indenture shall cease, terminate and become null and void except only as provided in Section 10.02 hereof, and thereupon the Trustee shall, upon Written Request of the Issuer, and upon receipt by the Trustee of a Certificate of the Issuer and an Opinion of Counsel, each stating that in the opinion of the signers all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, forthwith execute proper instruments acknowledging satisfaction of and discharging this Indenture. The satisfaction and discharge of this Indenture shall be without prejudice to the rights of the Trustee to charge and be reimbursed by the Company for any expenditures which it may thereafter incur in connection herewith, as provided in the Agreement.

                 Any Bond or Authorized Denomination thereof shall be deemed to be paid within the meaning of this Indenture when (a) payment of the principal of and premium, if any, on such Bond or Authorized Denomination thereof, plus interest thereon to the due date thereof (whether such due date is by reason of maturity or upon redemption as provided herein) either (i) shall have been made or caused to be made in accordance with the terms thereof, or (ii) shall have been provided for by irrevocably depositing with the Trustee in trust and irrevocably setting aside exclusively for such payment (1) moneys sufficient to make such payment and/or (2) Permitted Investments maturing as to principal and interest in such amount and at such time as will insure the availability of sufficient moneys (as verified by a nationally recognized certified public accountant) to make such payment, and (b) all necessary and proper fees, compensation and expenses of the Trustee pertaining to any such deposit shall have been paid or the payment thereof provided for to the satisfaction of the Trustee. At such times as a Bond or Authorized Denomination thereof shall be deemed to be paid hereunder, as aforesaid, such Bond or Authorized Denomination thereof shall no longer be secured by or entitled to the benefits of this Indenture, except for the purposes of any such payment from such moneys or Permitted Investments.

                 The Issuer or the Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered which the Issuer or the Company lawfully may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

                 Section 10.02. Discharge of Liability on Bonds. Upon the deposit with the Trustee, in trust, at or before maturity, of money or securities as provided in Section 10.01 in the necessary amount (as provided in Section 10.04) to pay or redeem Outstanding Bonds (whether upon or prior to their maturity, in accordance with Section 10.01 hereof, or on the redemption date, in accordance with Article IV hereof, of such Bonds), provided that, if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for giving such notice, all liability of the Issuer and the Company in respect of Bonds shall cease, terminate and be completely discharged, except only that thereafter the holders thereof shall thereafter be entitled only to payment by the Issuer, and the Issuer shall remain liable for such payment, but only out of the money deposited with the Trustee as aforesaid for their payment, provided further, however, that the provisions of Section 10.03 shall apply in all events. Upon any such deposit of funds, unless the Bonds will mature or notice of redemption is to be given within ten (10) days after such deposit, the Trustee shall, within ten (10) days after such deposit, give notice, in such form as may be deemed appropriate by the Trustee, to the effect that such deposit has been made, with the effect set forth in this Section, such notice to be given by publication in a Qualified Newspaper and by Mail to the holders of the Bonds.

                 Section 10.03. Payment of Bonds after Discharge of Indenture. Notwithstanding any provisions of this Indenture, any moneys deposited with the Trustee or any paying agent in trust for the payment of the principal of, or interest or premium on, any Bonds remaining unclaimed for two (2) years after the principal of any or all the Outstanding Bonds has become due and payable (whether at maturity or upon call for redemption or by declaration as provided in this Indenture), shall then be repaid to the Company upon its Written Request, and the holders of such Bonds shall thereafter be entitled to look only to the Company for payment thereof, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that before the repayment of such moneys to the Company as aforesaid, the Trustee or paying agent, as the case may be, may (at the cost of the Company) first publish at least once in a Qualified Newspaper a notice, in such form as may be deemed appropriate by the Trustee or such paying agent, in respect of the Bonds so payable and not presented and in respect of the provisions relating to the repayment to the Company of the moneys held for the payment thereof. In the event of the repayment of any such moneys to the Company as aforesaid, the holders of the Bonds in respect of which such moneys were deposited shall thereafter be deemed to be unsecured creditors of the Company for amounts equivalent to the respective amounts deposited for the payment of such Bonds and so repaid to the Company (without interest thereon).

                 Section 10.04. Deposit of Money or Securities with Trustee. Whenever in this Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee money or securities in the necessary amount to pay or redeem any Bonds, the money or securities so to be deposited or held may include money or securities held by the Trustee in the funds and accounts established pursuant to this Indenture and shall be:

                 (a) lawful money of the United States of America in an amount equal to the principal amount of such Bonds and all unpaid interest thereon to maturity, except that, in the case of Bonds which are to be redeemed prior to maturity and in respect of which notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice, the amount to be deposited or held shall be the principal amount or redemption price of such Bonds and all unpaid interest thereon to the redemption date; or

                 (b) Permitted Investments (not callable by the issuer thereof prior to maturity) the principal of and the interest on which when due will provide money sufficient to pay the principal or redemption price of and all unpaid interest to maturity, or to the redemption date, as the case may be, on the Bonds to be paid or redeemed, as such principal or redemption price and interest become due, provided that, in the case of Bonds which are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice;

provided, in each case, that (i) the Company shall furnish to the Trustee an opinion of Bond Counsel to the effect that such deposit will not, in and of itself, adversely affect the Tax-exempt status of interest on the Bonds and
(ii) the Trustee shall have been irrevocably instructed (by the terms of this Indenture or by Request of the Issuer) to apply such money to the payment of such principal or redemption price and interest with respect to such Bonds.

                                   ARTICLE XI

                                 MISCELLANEOUS

                 Section 11.01. Successors of the Issuer. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the Issuer, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not. If any of the powers or duties of the Issuer shall hereafter be transferred by any law of the State of Nevada, and if such transfer shall relate to any matter or thing permitted or required to be done under this Indenture by the Issuer, then the body or official of the State of Nevada who shall succeed to such powers or duties shall act and be obligated in the place and stead of the Issuer as provided in this Indenture.

                 Section 11.02. Limitation of Rights to Parties and Bondholders. Nothing in this Indenture or in the Bonds expressed or implied is intended or shall be construed to give to any person other than the Issuer, the Trustee, the Company and the holders of the Bonds issued hereunder any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Issuer, the Trustee, the Company and the holders of the Bonds issued hereunder.

                 Section 11.03. Waiver of Notice. Whenever in this Indenture the giving of Notice by Mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 Section 11.04. Destruction of Bonds. Whenever in this Indenture provision is made for the cancellation by the Trustee of any Bonds, the Trustee may, in lieu of such cancellation, destroy such Bonds, and, if requested in writing, deliver a certificate of such destruction to the Issuer.

                 Section 11.05. Separability of Invalid Provisions. In case any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, but this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

                 Section 11.06. Governing Law. This Indenture shall be governed by and construed in accordance with the applicable laws of the State of Nevada, except that the Trustee's obligations and duties shall be governed by and construed in accordance with the laws of the State of New York.

                 Section 11.07. Notices. It shall be sufficient service of any notice, request, complaint, demand or other paper on the Issuer, the Trustee or the Company if the same shall be duly mailed by registered or certified mail, postage prepaid, addressed as follows:

To the Issuer:            Clark County, Nevada
                          225 Bridger Avenue
                          Las Vegas, NV  89155
                          Attention:  County Manager

To the Company:           Southwest Gas Corporation
                          5241 Spring Mountain Road
                          P.O. Box 98510
                          Las Vegas, NV  89193-8510
                          Attention:  Treasurer

To the Trustee:           Harris Trust and Savings Bank
                          311 West Monroe Street, 12th Floor
                          Chicago, Illinois 60608
                          Attention:  Indenture Trust Department

The Issuer, the Trustee and the Company may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. Unless specifically otherwise required by the context of this Indenture, any notices required to be given hereunder to the Trustee, the Issuer, the Company or the Trustee may be given by any form of electronic transmission capable of producing a written record. Each such party shall file with the Trustee information appropriate to receiving such form of electronic transmission. A duplicate copy of each notice, certificate or other communication given hereunder by the Issuer or the Trustee to the other shall also be given to the Company.

                 Section 11.08. Evidence of Rights of Bondholders. (a) Any request, consent or other instrument required by this Indenture to be signed and executed by Bondholders may be in any number of concurrent writings of substantially similar tenor and may be signed or executed by such Bondholders in person or by agent or agents duly appointed in writing. Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee, and of the Issuer if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any person of any such request, consent or other instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the person signing such request, consent or other instrument or writing acknowledged to him the execution thereof.

                 (c) The ownership of Bonds shall be proved by the Bond register maintained by the Trustee pursuant to Section 2.04 hereof. The Trustee and the Issuer may conclusively assume that such ownership continues until written notice to the contrary is served upon the Trustee. The fact and the date of execution of any request, consent or other instrument and the amount and distinguishing numbers of Bonds held by the person so executing such request, consent or other instrument may also be proved in any other manner which the Trustee may deem sufficient. The Trustee may nevertheless, in its discretion, require further proof in cases where it may deem further proof desirable.

                 Any request, consent or vote of the holder of any Bond shall bind every future holder of the same Bond and the holder of any Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in pursuance of such request, consent or vote.

                 (d) In determining whether the holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer, by the Company or by any other direct or indirect obligor on the Bonds, or by any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Issuer, the Company, or any other direct or indirect obligor on the Bonds, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, provided that, for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this subsection (d) if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds and that the pledgee is not a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Issuer, the Company or any other direct or indirect obligor on the Bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

                 (e) In lieu of obtaining any demand, request, direction, consent or waiver in writing, the Trustee may call and hold a meeting of the Bondholders upon such notice and in accordance with such rules and regulations as the Trustee considers fair and reasonable for the purpose of obtaining any such action.

                 Section 11.09. Waiver of Personal Liability. No member, officer, agent or employee of the Issuer, and no officer, official, agent or employee of the State of Nevada or any department, board or agency of the foregoing shall be individually or personally liable for the payment of the principal of or premium or interest on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof; but nothing herein contained shall relieve any such member, officer, agent or employee from the performance of any official duty provided by law or by this Indenture.

                 Section 11.10. Publication of Notices. Any publication of notice to be made under the provisions of this Indenture may be made in each instance upon any Business Day.

                 Section 11.11. Execution in Several Counterparts. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the Issuer and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

                 Section 11.12. Business Days. If any date specified herein shall not be a Business Day, any action required on such date may be made on the next succeeding Business Day with the same effect as though made on such date and no interest shall accrue for the period after such date.

                 IN WITNESS WHEREOF, Clark County, Nevada has caused this Indenture to be executed by its Chairman, Board of County Commissioners, and Harris Trust and Savings Bank has caused this Indenture to be executed in its behalf by its duly authorized signatory, all as of the day and year first above written.

                                                 CLARK COUNTY, NEVADA



                                                 By ____________________________
                                                         Chairman, Board of
                                                        County Commissioners


Attest:



_____________________________
        County Clerk
                                                 HARRIS TRUST AND SAVINGS BANK,
                                                    as Trustee



                                                 By ____________________________
                                                 Title:

                                   EXHIBIT A

                                 [FORM OF BOND]

No. A-__                                                             $

                              CLARK COUNTY, NEVADA
                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
                          (SOUTHWEST GAS CORPORATION)
                                 1993 SERIES A


  Interest Rate                           Maturity Date                    Dated Date             CUSIP
- -----------------                       ----------------                   ----------            -------
                                        December 1, 2033                                          XXXXX

Registered Owner:

Principal Amount:                                       DOLLARS


                 CLARK COUNTY, NEVADA, a political subdivision of the State of Nevada (the "Issuer"), for value received, hereby promises to pay (but only out of Revenues as hereinafter provided) to the registered owner identified above or registered assigns, on the maturity date set forth above, the principal sum set forth above and to pay (but only out of the source hereinafter provided) interest at the interest rate per annum set forth above on the balance of said principal amount from time to time remaining unpaid from and including the date hereof until payment of said principal amount has been made or duly provided for the principal of and premium, if any, on this Bond being payable at final maturity or redemption in lawful money of the United States of America at the principal corporate trust office of ___________________________, or its successor in trust, as trustee (the "Trustee"), which initially is at _________________, _________________, _________________, Attention:
_______________. Interest payments on this Bond shall be made by the Trustee, or its successors and assigns, as paying agent with respect to the Bonds (as defined in the Indenture), on June 1 and December 1 in each year, commencing June 1, 1994, and at final maturity (an "Interest Payment Date") to the registered owner hereof as of the close of business at the principal office of the Trustee on the fifteenth day of the calendar month preceding any Interest Payment Date (the "Record Date"), and shall be paid by check or draft mailed on the Interest Payment Date to such registered owner at its address as it appears on the registration books of the Issuer maintained by the Trustee, or its successors and assigns, or at such other address as is furnished in writing by such registered owner to the Trustee not later than the Record Date; provided that the Trustee will, at the request of any registered owner of $1,000,000 or more in aggregate principal amount of Bonds, make payments of interest on such Bonds by wire transfer in immediately available funds to the account designated by such owner to the Trustee in writing at least two (2) Business

Days before the Record Date for such payments, any such designation to remain in effect until withdrawn.

                 No member or officer of the Issuer, nor any person executing this Bond, shall in any event be subject to any personal liability or accountability by reason of the issuance of the Bonds.

                 The Bonds are authorized to be issued pursuant to the County Economic Development Revenue Bond Law, Sections 244A.669 to 244A.763, inclusive, of the Nevada Revised Statutes, as amended (herein called the "Act"). The Bonds are special, limited obligations of the Issuer and, as and to the extent set forth in the Indenture, are payable solely from, and secured by a pledge of and lien on, the Revenues (as that term is defined in the Indenture). Proceeds from the sale of the Bonds are to be loaned by the Issuer to Southwest Gas Corporation (the "Company") under the terms of a Financing Agreement, dated as of December 1, 1993 (the "Agreement"), between the Issuer and the Company. The Bonds are all issued under and secured by and entitled to the benefits of the Indenture, including the security of a pledge and assignment of certain revenues and receipts derived by the Issuer pursuant to the Agreement, and all receipts of the Trustee credited under the provisions of the Indenture against such payments, and from any other moneys held by the Trustee under the Indenture for such purpose, and there shall be no other recourse against the Issuer or any property now or hereafter owned by it.

                 THE BONDS SHALL BE SPECIAL, LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY FROM THE REVENUES OF THE ISSUER PLEDGED THEREFOR UNDER THE INDENTURE. THE BONDS SHALL NEVER CONSTITUTE THE DEBT OR INDEBTEDNESS OF THE ISSUER OR THE STATE OF NEVADA (OR ANY POLITICAL SUBDIVISION THEREOF) WITHIN THE MEANING OF ANY PROVISION OR LIMITATION OF THE CONSTITUTION OR STATUTES OF THE STATE OF NEVADA, AND SHALL NOT CONSTITUTE NOR GIVE RISE TO A PECUNIARY LIABILITY OF THE ISSUER OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWERS.

                 This Bond is one of a duly authorized issue of bonds of the Issuer designated as the "Clark County, Nevada Industrial Development Revenue Bonds (Southwest Gas Corporation) 1993 Series A" (the "Bonds"), limited in aggregate principal amount as provided in, and issued under and secured by, an Indenture of Trust, dated as of December 1, 1993 (the "Indenture"), between the Issuer and the Trustee. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights thereunder of the registered owners of the Bonds, of the nature and extent of the security, of the rights, duties and immunities of the Trustee and of the rights and obligations of the Issuer thereunder, to all of the provisions of which Indenture the holder of this Bond, by acceptance hereof, assents and agrees.

                 The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than

60% in aggregate principal amount of Bonds at the time Outstanding, evidenced as in the Indenture provided, to execute Supplemental Indentures adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture; provided, however, that no such Supplemental Indenture shall
(1) extend the fixed maturity of this Bond or reduce the rate of interest hereon or extend the time of payment of interest, or reduce the amount of the principal hereof, or reduce any premium payable on the redemption hereof, without the consent of the holder hereof, or (2) reduce the aforesaid percentage of holders of Bonds whose consent is required for the execution of such Supplemental Indentures, or extend the time of payment, or permit the creation of any lien on the Trust Estate prior to or on a parity with the lien of the Indenture, or permit the creation of any preference of any Bondholder over any other Bondholder or deprive the holders of the Bonds of the lien created by the Indenture upon the Revenues, without the consent of the holders of all Bonds then Outstanding. The Indenture also contains provisions permitting the Issuer and the Trustee, without the consent of any holders of the Bonds, to execute Supplemental Indentures for certain purposes specified in the Indenture.

                 The Bonds are issuable as fully registered bonds without coupons in denominations of $5,000 or any integral multiple thereof (herein "Authorized Denominations"). Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Bonds may be exchanged at the principal office of the Trustee for a like aggregate principal amount of Bonds of like tenor, of other Authorized Denominations.

                 This Bond is transferable by the registered owner hereof, in person, or by its attorney duly authorized in writing, at the principal corporate trust office of the Trustee, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new fully registered Bond or Bonds of like tenor, in an Authorized Denomination, for the same aggregate principal amount, will be issued to the transferee in exchange herefor. No transfer of Bonds shall be required to be made (a) during the period commencing seven (7) Business Days preceding the giving of notice of redemption and ending on the date such notice is given, or (b) after any Record Date and prior to the related Interest Payment Date.

                 The Bonds are subject to redemption at any time at a redemption price equal to the principal amount thereof plus accrued interest, if any, to the redemption date upon receipt by the Trustee of a written notice from the Company stating it intends to exercise its option to prepay the payments due under the Agreement and thereby effect the redemption of the Bonds
(i) in whole upon the occurrence of one or more extraordinary events as described in the Indenture, or (ii) in whole or in part upon certain tax events of the Company (in which case the redemption price would also include a premium of 3% of the principal amount of the Bonds so called for redemption), all as set forth in the Indenture.

                 On and after December 1, 2003, the Bonds are subject to redemption in whole or in part on any date, at the option of the Issuer on the direction of the Company, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest, if any, to the redemption date:

        Redemption Dates                       Redemption
          (inclusive)                            Prices
        ----------------                       ----------
December 1, 2003, through November 30, 2004       102%
December 1, 2004, through November 30, 2005       101%
December 1, 2005 and thereafter                   100%

                 The Bonds are subject to mandatory redemption prior to maturity, at any time at a redemption price equal to the principal amount thereof plus accrued interest thereon to the redemption date (i) in whole, or in certain circumstances in part, upon the occurrence of a Determination of Taxability, as defined in the Indenture, and (ii) in part after the Completion Date, from excess proceeds. The Bonds shall be redeemed as provided in this paragraph in part in the case of a Determination of Taxability if, in the opinion of nationally recognized bond counsel delivered to the Trustee, the redemption of a specified portion of the Outstanding Bonds would have the result that interest payable on such Bonds remaining Outstanding after such redemption would not be includable for federal income tax purposes in the gross income of any registered owner of any Bond (other than a registered owner who is a "substantial user" of the Project or the Big Bear Lake Project (as defined in the Indenture) or a "related person" within the meaning of Section 147(a) of the Code). Such partial redemption shall be in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish such result.

                 If less than all of the Bonds are to be redeemed, the particular Bonds to be redeemed shall be selected as provided in the Indenture.

                 Notice of any optional or mandatory redemption shall be given by the Trustee by mail not less than 30 days nor more than 60 days prior to the redemption date to the Issuer and the registered owners of each Bond at the address shown on the registration books of the Trustee.

                 No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in the Indenture contained, against any past, present or future member, director, officer, employee or agent of the Issuer, or through the Issuer, or any successor to the Issuer, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such member, director, officer, employee or agent as such is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Bonds.

                 The holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default (as defined in the Indenture) under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default occurs and is continuing, the principal of all Bonds then Outstanding issued under the Indenture may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

                 The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond be overdue, and the Issuer, the Trustee, or any such agent shall not be affected by notice to the contrary.

                 The Indenture prescribes the manner in which it may be discharged and after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of registration and exchange of Bonds and of payment of the principal of and redemption premium, if any, and interest on the Bonds as the same become due and payable, including a provision that under certain circumstances the Bonds shall be deemed to be paid if certain securities, as defined therein, maturing as to principal and interest in such amounts and at such times as to insure the availability of sufficient moneys to pay the principal of, redemption premium, if any, and interest on the Bonds and all necessary and proper fees, compensation and expenses of the Trustee shall have been deposited with the Trustee.

                 It is hereby certified that all of the conditions, things and acts required to exist, to have happened and to have been performed precedent to and in the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by the Constitution and statutes of the State of Nevada and that the amount of this Bond, together with all other indebtedness of the Issuer, does not exceed any limit prescribed by the Constitution or statutes of the State of Nevada.

                 This Bond shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been manually signed by the Trustee.

                 IN WITNESS WHEREOF, Clark County, Nevada has caused this Bond to be executed with the facsimile signature of its Chairman of its Board of County Commissioners and countersigned and executed with the facsimile signature of its Treasurer and imprinted or reproduced hereon a facsimile of its official seal and attested with the facsimile signature of its County Clerk.


                                                CLARK COUNTY, NEVADA



                                                BY: ____________________________
                                                     CHAIRMAN, BOARD OF COUNTY
                                                           COMMISSIONERS



                                                COUNTERSIGNED:



                                                BY: ____________________________
                                                              TREASURER


(SEAL)

ATTEST:



____________________________
        COUNTY CLERK

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Bonds described in the within-mentioned Indenture of Trust.

Date of Authentication:  ________________


                                                HARRIS TRUST AND SAVINGS BANK,
                                                   as Trustee



                                                By _____________________________
                                                         Authorized Officer


                                [ABBREVIATIONS]

                 The following abbreviations, when used in the inscription on the face of the within bond and in the assignment below, shall be construed as though they were written out in full according to applicable laws or regulations.

                   TEN COM--      as tenants in common

                   TEN ENT--      as tenants by the entireties

                   JT TEN--       as joint tenants with right of survivorship and not as tenants in common

                   Additional abbreviations may also be used
                         though not in the above list.

                   UNIF GIFT/TRAN MIN ACT--_______      Custodian __________
                                           (Cust)                   (Minor)
                                      Under Uniform Gifts/Transfer to Minors Act

                                      __________________________________
                                                     (State)

                              [FORM OF ASSIGNMENT]

                 FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ______________________________________________________________
_____________________________________________________________________________

                        (Please Print or Typewrite Name
                            and Address of Assignee)

(Insert Social Security or other Identifying Number of Assignee)
__________________________________________________ the within Bond and hereby irrevocably constitutes and appoints ________________________________________
attorney to register the transfer of said Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: __________________________
Signature: ______________________

SIGNATURE GUARANTEED:


___________________________________________
NOTICE:   Signature guarantee shall be made
          by a guarantor institution
          participating in the Securities
          Transfer Agents Medallion Program
          or in such other guarantee program
          acceptable to the Trustee.